                                                                   Exhibit 10.20

                         CONTRACT FOR SALE AND PURCHASE

     THIS CONTRACT FOR SALE AND PURCHASE (the "Agreement") executed as of the Effective Date (as herein defined), by and between the Seller, as herein defined, and GETTY PROPERTIES CORP., a Delaware corporation ("Buyer"), whose Tax Identification Number is 11-2232705;

                                   WITNESSETH:

     WHEREAS, Seller is the owner of certain property and other interests herein referred to and defined as the "Property"; and

     WHEREAS, Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer, all in accordance with the terms herein set forth;

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants hereinafter contained and in consideration of the funds paid simultaneously with the execution of this Agreement, Seller agrees to sell and Buyer agrees to buy the Property upon the following terms and conditions:

     1. DEFINITIONS

     The terms defined in this Paragraph shall have the respective meanings stated in this Paragraph for all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires. Other defined terms are set forth elsewhere in this Agreement.

          (a) "ABOVEGROUND STORAGE TANK" shall have the meaning ascribed to such term under any applicable federal, state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

          (b) "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, between the hours of 8:30 AM and 5:00 PM, except for such days on which commercial banks doing business in the State of Florida or in the State of New York are required to be closed for the transaction of business.


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (c) "CLOSING" shall mean the action whereby Seller conveys or causes to be conveyed to Buyer, and Buyer purchases and accepts legal title to Seller's right, title and interest in the Property.

          (d) "CLOSING AGENT" shall mean the Title Company.

          (e) "DISCHARGE" means the presence, spilling, leaking, dumping, discharging, releasing, migrating, or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air of any Hazardous Substances.

          (f) "DUE DILIGENCE COSTS" means the actual, documented, out-of-pocket costs and expenses paid by Buyer to third parties, in connection with Buyer's due diligence activities with respect to the Property, which are incurred from and after the Effective Date. In no event shall Due Diligence Costs reimbursed to Buyer in the case of a Seller default exceed the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

          (g) "EFFECTIVE DATE" shall be the date when the last one of the Seller and Buyer has properly executed the Agreement and shall also be the date from which commences any time period used for measuring performance or events hereunder.

          (h) "ENVIRONMENTAL LAWS" means all federal, state, regional or local statutes, laws, rules, regulations, codes, common law rulings, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Buyer or Seller conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water Discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thererof, including without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101, et seq. (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C Section 1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended, 42 U.S.C. Section 7401-7642 (the "Clean Air Act"); the Toxic Substances Control Act, as amended 15 U.S.C. Section 2601 et seq. (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").


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          (i) "ESCROW AGENT" shall mean the Title Company.

          (j) "HAZARDOUS SUBSTANCES" shall be construed broadly to include any substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, and shall include, without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, methyl-tertiary butyl ether, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any governmental authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, or decree.

          (k) "IMPROVEMENTS" shall have the meaning set forth in Section 2(a)(ii) of this Agreement.

          (l) "KICKOUT OPTION" means the right and option of Buyer to elect to exclude from the purchase and sale certain specific Parcels in accordance with the specific terms and provisions herein set forth, while leaving this Agreement in effect for the remaining Parcels. Buyer shall have a Kickout Option only in the limited circumstances described in this Agreement, and only if Buyer exercises the Kickout Option in accordance with the terms and provisions specifically set forth herein. If Buyer exercises its Kickout Option, the Purchase Price shall be reduced by the "Kickout Value" applicable to the excluded Parcel(s), as set forth on Exhibit "A"; and this Agreement shall be ineffective as to the Parcels excluded by means of the Kickout Option, except as otherwise specifically provided herein. Except to the extent provided in this Agreement to the contrary, the number of Kickout Options that may be exercised by Buyer is limited by each of the following provisions:

               (i) in no event may Buyer exercise Kickout Options for more than five (5) Parcels, no matter the reason for exercise of the Kickout Option(s); and

               (ii) the number of Kickout Options, as described in subparagraph
     (i) is further limited so that in no event may the cumulative "Baseline Value Variance" (as shown on the schedule attached as Exhibit A) exceed One Million Dollars ($1,000,000.00).

     If Buyer endeavors to exercise its Kickout Option for Parcels in excess of those that would be permitted under the limitations described in (i) and/or
     (ii), the first validly-exercised Kickout Options shall be effective and any


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

     subsequent efforts to exercise Kickout Options shall be ineffective and invalid.

     If Buyer exercises a Kickout Option for one or more Hawaii Parcels, all Hawaii Parcels shall be kicked out and excluded from this Agreement, and Buyer shall be deemed to have exercised Kickout Options for three (3) Parcels.

Notwithstanding the foregoing, the Kickout Option is in addition to any other rights, including termination rights, that Buyer may have under the specific terms of this Agreement.

          (m) The term "KNOWLEDGE", when used in this Agreement (whether or not such term is capitalized) in reference to the knowledge of Seller shall in each event refer to, and be limited to, the actual knowledge (and not deemed or imputed knowledge) of the following persons employed by or affiliated with
Seller: Thomas Glenn Kindred, Jr. and Dale van Gelder.

          (n) "LAND" shall mean the land included in the Parcels described on Exhibit "A", annexed hereto and made a part hereof, either individually as to a Parcel or collectively as to all Parcels, as the context may require.

          (o) "LICENSES" means all licenses, certificates, permits, approvals and registrations.

          (p) "PARCEL" shall mean each of the Parcels described on Exhibit "A", together with the Improvements located on such Parcel and the Personalty associated with such Parcel.

          (q) "PERMITTED EXCEPTIONS" shall mean, collectively those restrictions, covenants, agreements, easements, matters and things of fact or of record affecting title to a Parcel that are shown or listed as exceptions on any title policy received by Seller (or Seller's affiliates) at the time of acquisition of title to such Parcel (with copies of such documents being furnished to Buyer during the Inspection Period), other than matters related to Seller's financing, if any, and other matters subject to which title to the Property is to be sold by Seller and purchased by Buyer pursuant to this Agreement.

          (r) "PROPERTY" shall mean all Parcels, together with all other rights and interests to be conveyed by Seller to Buyer under the terms of this Agreement.

          (s) "SELLER" shall mean each of the following entities, individually and collectively, and their successors and assigns:

               (i) CNL NET LEASE FUNDING 2003, LLC, a Delaware limited liability company;

               (ii) CNL NET LEASE FUNDING 2001, LP, a Delaware limited partnership;


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               (iii) USRP HOLDING CORP., a Texas corporation;

               (iv) REAL ESTATE HOLDINGS III, LLC, a Delaware limited liability company;

               (v) USRP (KATY), L.P., a Texas limited partnership;

               (vi) USRP FUNDING 2001-A, LP, a Delaware limited partnership;

               (vii) USRP (HAWAII), LLC, a Texas limited liability company;

               (viii) USRP (BOB), LLC, a Texas limited liability company;

               (ix) USRP (JENNIFER), LLC, a Texas limited liability company;

               (x) USRP (STEVE), LLC, a Texas limited liability company;

               (xi) USRP (SARAH), LLC, a Texas limited liability company

               (xii) USRP (Gant 1), LLC, a Texas limited liability company;

               (xiii) USRP (Gant 2), LLC, a Texas limited liability company;

               (xiv) NET LEASE FUNDING 2005, LP, a Delaware limited partnership; and

               (xv) CNL APF Partners, LP, a Delaware limited partnership.

          (t) "SELLER PARTIES" means Seller and any officer, director, partner, shareholder, partnership, employee, agent, representative, affiliate, predecessor, successor and assign of Seller. A sale or merger of a Seller or Seller Party shall not be a default by Seller hereunder, so long as the successor entity complies with Seller's obligations hereunder.

          (u) "SERVICE CONTRACTS" shall mean any and all contracts relating to or affecting the use or operation of one or more Parcels, such as service, maintenance, and similar agreements. A description of the existing Service Contracts shall be provided by Seller to Buyer on or before February 9, 2007.


                                        5

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          (v) "SUBSTANTIALLY DAMAGED" means that the Improvements and/or
Personalty (as the case may be) as to a Parcel have been damaged by fire or other casualty to the extent that the estimated cost of repair (according to a contractor selected by Seller, in its discretion, is more than One Hundred Thousand and 00/100 Dollars.

          (w) "TITLE COMPANY" or "TITLE AGENT" shall mean the office(s) of Land America Title Insurance Company selected by Seller.

          (x) "UNDERGROUND STORAGE TANK" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling or decree governing underground storage tanks.

     2. DESCRIPTION OF THE PROPERTY.

          (a) The property and interests to be sold, conveyed, transferred and assigned pursuant to this Agreement (collectively, the "Property") includes the following rights and interests:

               (i) Fee simple title, or a leasehold interest (as specified by Exhibit A), attached hereto and incorporated herein by this reference as to the Parcels of land described on such exhibits (the "Land").

               (ii) The building improvements and other structures now or on the Closing Date situated upon the Land, together with all fixtures located therein or affixed thereto, and including any Aboveground Storage Tanks and Underground Storage Tanks owned by Seller (being referred to collectively as the "Improvements"). The Land and Buildings may collectively be referred to as the "Premises". As soon as possible, but not later than the end of the Inspection Period, Seller shall deliver to Buyer a list of Aboveground Storage Tanks and Underground Storage Tanks that to Seller's Knowledge are owned by Seller.

               (iii) Any and all equipment, appliances, apparatus, furnishings, machinery and personalty, affixed to, placed upon, located in or used in connection with the use, occupancy or operation of the Premises and owned by Seller, if any, and without warranty (the "Personalty").

               (iv) All rights and interests of Seller in, to and under any leases encumbering the Premises, as they may from time to time be executed, terminated, and/or modified in accordance with the terms hereof ("Leases"). Buyer shall investigate the status of the Leases during the Inspection Period, including the estoppels delivered by Tenants, landlords, or Seller in accordance with this Agreement.


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

               (v) All rights and interests of Seller under the terms of the Service Contracts (as herein defined), as they may from time to time be executed, terminated, and/or modified in accordance with the terms hereof.

          (b) Unless this Agreement specifically otherwise provides, Seller shall assign and convey to Buyer at Closing, in the deed of conveyance or otherwise, and without representation or warranty, any and all easements, appurtenances, hereditaments, licenses, grants of right or other agreements benefiting a Parcel of the Land; and any land lying in the bed of any street, road, alley or avenue, opened or proposed, adjoining a Parcel, any award to be made in lieu thereof, and any unpaid award for damages to a parcel of the Land by reason of change of grade of any street.

          (c) Exhibit A, which may be a composite exhibit of two or more spreadsheets, sets forth the type of estate owned by Seller with respect to the Land, Improvements and Personalty comprising each Parcel. The interests and estates to be purchased, sold, transferred and insured shall be the type of interests and estates (i.e. fee simple or leasehold), as set forth on Exhibit A with respect to each Parcel.

     3. PURCHASE PRICE AND METHOD OF PAYMENT.

          (a) The purchase price ("Purchase Price") for the Property shall be Eighty-Six Million Six Hundred Forty-Eight Thousand Two Hundred Thirty-Eight and 00/100 Dollars ($86,648,238.00). The Purchase Price shall be payable as follows:

               (i) One Million and 00/100 Dollars ($1,000,000.00) as an initial earnest money deposit ("Initial Deposit") by wire-transferred funds paid by Buyer to Escrow Agent upon the execution and delivery hereof. Buyer and Seller shall execute a standard and reasonable form of escrow agreement required by Escrow Agent as a condition to holding the Deposit.

               (ii) One Million and 00/100 Dollars ($1,000,000.00) as an additional earnest money deposit (the "Second Deposit"), on or before the last day of the Inspection Period (as herein defined) by wire-transferred funds by Buyer to the trust account of Escrow Agent, if Buyer elects to proceed with the purchase of the Property. The Initial Deposit and Second Deposit shall be collectively referred to as the "Deposit". Failure of Buyer to pay the Second Deposit as and when required hereunder shall allow Seller to terminate this Agreement by written notice to Buyer, at any time until receipt and written notice of acceptance of the Second Deposit by Escrow Agent.

               (iii) The balance of the Purchase Price, plus or minus such amounts resulting from prorations and adjustments required by this Agreement, by wire transfer to the Escrow Agent's trust account no later than the close of business on the day prior to the Closing Date.

          (b) The Deposit shall be retained or disbursed pursuant to the provisions of this Agreement and when the Closing occurs the Deposit will be credited to Buyer on the Closing Statement against the total Purchase Price and paid to Seller.

          (c) The Escrow Agent shall invest the Deposit in federally insured short-term account or accounts reasonably acceptable to Buyer and Seller, the identity of which shall be supplied to Buyer and Seller. The Escrow Agent may not commingle the Deposit with other funds of Escrow Agent. Interest on the Deposit (if any) shall accrue to the benefit of Buyer unless and until the Deposit is released to Seller pursuant to the provisions of this Agreement as a result of the default of Buyer in which event interest shall accrue to the benefit of Seller.

          (d) The Escrow Agent is acting as a stakeholder only with respect to the Deposit, and if there is any dispute as to whether the Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, the Escrow Agent may refuse to make delivery and may continue to hold the Deposit until receipt by the Escrow Agent of an authorization in writing, signed by both Seller and Buyer, directing the disposition of the Deposit; in the absence of any such written authorization, the Escrow Agent shall hold the Deposit until a final determination of the rights of the parties in an appropriate proceeding or shall bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction pending such determination. Seller and the Buyer recognize that the Escrow Agent' s duties hereunder are only as specifically provided herein and are purely ministerial in nature; and Seller and Buyer therefore agree that the Escrow Agent shall, so long as it acts in good faith, have no liability to either except for its willful misconduct or gross negligence. Seller and Buyer do hereby further indemnify the Escrow Agent against, and agree to hold, save, and defend the Escrow Agent harmless from, any costs, liabilities, and expenses incurred by the Escrow Agent in discharging its duties hereunder, except with respect to losses or liabilities or costs as a result of fraud or gross negligence of the Escrow Agent.

          (e) If Escrow Agent shall so request, Buyer and Seller shall execute an escrow agreement on Escrow Agent's standard forms setting forth in detail the rights, duties and obligations of Escrow Agent.

     4. EVIDENCE OF TITLE.

          (a) On or within thirty (30) days from the Effective Date, Seller shall cause to be provided to Buyer one or more title insurance commitments issued by the Title Company agreeing to insure title to the Land and Improvements included within each Parcel of the Property, in an amount equal to the Kickout Value for each Parcel, together with copies of all items shown as exceptions to such title (collectively, the "Commitment" or "Commitments"). The Commitment shall be on the ALTA "marketability" form or equivalent forms, if available, or, if unavailable, other forms approved for use in the jurisdictions in which the respective Parcels are located, and shall be appropriate for the type of interest (i.e. fee simple or leasehold) owned by Seller with respect to the Land and Improvements within each Parcel. At the option of Seller, Seller may cause separate Commitments to be issued with respect to one or more


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

Parcels, with the amount of insurance being the Kickout Values allocated to the Parcels insured (as shown on Exhibit A).

          (b) As to each Commitment (or, at Buyer's option, as to each Parcel), Buyer may deliver to Seller Notice of all liens, encumbrances, title objections, financing statements, covenants or easements, to which Buyer objects (the "Title Objections"), on or before the date that is the earlier to occur of (i) the last day of the Inspection Period or (ii) fifteen (15) days after Buyer receives the Commitment (the "Title Date"). To the extent Buyer fails to give written Notice of Title Objections on or before the Title Date as to any matters set forth in a Commitment, such matters shall be considered waived and accepted by Buyer and shall constitute Permitted Exceptions.

          (c) Seller shall have ten (10) days after receipt of Buyer's Notice of Title Objections as to a Commitment, within which to give Notice to Buyer setting forth the Objections that Seller, in its sole discretion, elects to endeavor to cure. Such notice may be referred to as "Seller's Curative Notice." Seller may, but shall not be required to, cure or attempt to cure any or all Title Objections. Such cure may, at the option of Seller, be by means of affirmative insurance or endorsement from the Title Company, in form and substance reasonably satisfactory to Buyer, insuring over and providing that any liens, encumbrances, covenants, easements or other matters which are not Permitted Exceptions shall not be collected out of, or enforced against, Buyer or the Property.

          (d) If Buyer, in its sole discretion, is not satisfied with a Curative Notice provided by Seller, or if Seller does not timely deliver a Curative Notice, Buyer's sole right and remedy shall be to either:

               (i) terminate this Agreement, receive the return of the Deposit and all accrued interest and this Agreement shall be null and void, each party having no further obligation to the other except for Buyer's obligations that survive the termination of this Agreement. This option may be exercised by Notice to Seller provided no later than: (A) ten (10) days following the delivery of the Curative Notice to which Buyer objects, if a Curative Notice was provided, or (B) twenty (20) days following the date of Buyer's Notice of Title Objections as to a Parcel, if no Curative Notice was provided as to such Parcel. Such notice, if provided by Buyer, shall be referred to as the "Title Termination Notice".

               (ii) elect to exercise its Kickout Option as to the specific Parcels for which Buyer was not satisfied with a Curative Notice. The Kickout Option set forth in this subparagraph (ii) may be exercised only by written Notice to Seller, provided no later than the earlier to occur of:
     (A) the last day of the Inspection Period; or (B)(1) ten (10) days following the date of delivery of the Curative Notice to which Buyer objects, if a Curative Notice was provided, or (2) twenty (20) days following the date of Buyer's Notice of Title Objections as to a Parcel, if no Curative Notice was provided as to such Parcel.


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

               (iii) purchase the Property subject to such Title Objections (which shall be deemed Permitted Exceptions), in which case this Agreement shall remain in full force and effect, subject to satisfaction of all of the other terms and conditions hereof, and the parties shall proceed to Closing without reduction in the Purchase Price or other obligation on the part of Seller by reason of such Title Objections. If Buyer fails to deliver a Title Termination Notice within the time required herein, Buyer shall be deemed to have elected the option set forth in this subparagraph
     (iii).

               (iv) if (and only if) Seller, in its sole discretion, shall agree in writing, the parties may agree in writing to a delay of closing as to the Parcel subject to the outstanding Title Objections, in which event the Purchase Price for the Parcel shall nevertheless be paid into escrow with the Closing Agent, and shall be held in accordance with the terms of the written agreement between Buyer and Seller.

          (e) If Seller has notified Buyer in a Curative Notice that it will attempt to cure a Title Objection prior to Closing, and if Seller has not removed and cured that Title Objection on or prior to the Closing Date, Seller shall be entitled to extend the Closing Date for a reasonable period not to exceed thirty (30) days in order to allow Seller additional time to endeavor to cure such Title Objection. Seller may exercise such option by Notice to Buyer.

          (f) If, on or before the Closing Date (as it may be extended hereunder) Seller fails or is unable to cure a Title Objection that Seller has elected, in a Curative Notice, to endeavor to cure, Buyer's sole right and remedy shall be to either:

               (i) terminate this Agreement by written Notice to Seller, receive the return of the Deposit and all accrued interest, in which case this Agreement shall be null and void, each party having no further obligation to the other except for Buyer's obligations which survive the termination of this Agreement. Buyer may exercise this right and option only by delivering to Seller a Title Termination Notice on the earlier to occur of:
     (A) five (5) days after the date upon which Seller delivers Notice that it will fail or be unable to cure an Objection notwithstanding Seller's Curative Notice, or (B) the Closing Date.

               (ii) elect to exercise its Kickout Option as to the specific Parcels as to which Seller failed to cure a Title Objection. The Kickout Option set forth in this subparagraph (ii) may be exercised only by written Notice to Seller, provided no later than: on the earlier to occur of: (A) five (5) days after the date upon which Seller delivers Notice that it will fail or be unable to cure an Objection notwithstanding Seller's Curative Notice, or (B) the Closing Date.

               (iii) purchase the Property subject to such Title Objections (which shall be deemed Permitted Exceptions), in which case this

     Agreement shall remain in full force and effect, and the parties shall proceed to Closing hereunder without reduction in the Purchase Price or other obligation on the part of Seller by reason of such Title Objections. If Buyer fails to deliver a Termination Notice within the time herein provided, Buyer shall be deemed to have elected the option to close as set forth in this subparagraph (iii).

          (g) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Seller have any affirmative curative obligation, or be obligated to incur any expense, liability or obligation, or to commence or continue any suit or other action to cure or remove any Title Objections, or any other encumbrance upon or defect in title to the Property. Seller shall have the affirmative obligation, however, to cure the following matters;

               (i) Seller shall be obligated to provide such satisfactions or other documentation sufficient to allow the Title Agent to remove from the Title Commitment and Title Policy all exceptions for mortgages or other liens securing debt placed on the Property by Seller or its lender;

               (ii) Seller shall be obligated to satisfy or discharge (including, without limitation, by indemnification or bonding over) any judgment, construction mechanic's or other monetary lien against Seller and encumbering the Property which may be satisfied or discharged by the payment of a liquidated sum not to exceed the Deposit in the aggregate for all such judgments, construction mechanic's and other monetary liens; and

               (iii) Seller shall be obligated to expend funds, but only if and to the extent described or provided in a Curative Notice, to endeavor to cure an Objection that Seller elects, in its sole discretion, to endeavor to cure. Notwithstanding anything herein to the contrary, as to matters described in this subparagraph (iii), Seller's curative obligations shall be limited and defined in accordance with the actions Seller specifically agrees to take in its Curative Notice.

          (h) Seller shall provide such notice as may be necessary under applicable Leases with respect to rights of first refusal or other purchase rights held by a Tenant under a Lease with respect to a Parcel. If a third party exercises a purchase right with respect to a Parcel, such Parcel shall be excluded from this Agreement, and such exclusion shall not be deemed an exercise of a Kickout Option.

          (i) At Closing, Seller shall cause to be provided, at Buyer's expense, an Owner's Title Insurance Policy or Policies reflecting the status of title shown in the Title Commitment with affirmative insurance or other coverage for the period from Closing, through the moment of recording the deeds delivered at Closing (if and to the extent such affirmative insurance can be provided by the Title Agent) and showing good


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and marketable title in Buyer after recording the deeds, subject to no title exceptions or defects other than those permitted by this Agreement or the Commitments.

          (j) If a Title Commitment for any Parcel is not provided to Buyer on or before March 12, 2007, Buyer shall be entitled to treat such failure as a Title Objection. Buyer shall have the right and option to delay the Closing for such Parcel for a period to allow Buyer to receive and review such Commitment. The parties shall otherwise have all rights and obligations with respect to such Parcel as elsewhere provided herein. If, on March 12, 2007, the Title Agent has failed to provide to Buyer Title Commitments for more than ten (10) Parcels, or for Parcels having a collective Kickout Value of Three Million Dollars ($3,000,000.00) or more, Buyer shall have the right to extend the Inspection Period until the day that is five (5) business days following delivery to Buyer of sufficient additional Commitments so that the threshold described in this sentence is satisfied.

          (k) Notwithstanding anything herein to the contrary, Buyer understands and agrees that the Title Agent may provide the Title Commitments and copies of exception documents to Buyer by electronic mail delivery.

          (l) Seller shall continue to reasonably cooperate with Buyer (at no cost or expense to Seller) after the Closing Date to cure Title Objections of record.

     5. SURVEYS.

          (a) Seller shall provide to Buyer copies of any and all surveys in Seller's possession with respect to the Parcels, all without representation or warranty by Seller of any kind or nature with respect to the truth, accuracy, completeness, or other matters relative to such surveys. Buyer consents to all matters relative to the Property as shown on any survey provided by Seller, and Buyer shall have no right to object to such matters, except for such survey matters as materially and adversely affect the use of a Parcel as a convenience and gas station site.

          (b) Buyer may, in its sole discretion, elect to obtain its own survey of any Parcel. If Buyer does so, and if the survey of any Parcel reveals encroachments, overlaps or other defects to which Buyer objects, Buyer may notify Seller of such matters in Buyer's Notice of Title Objections as to such Parcel. Buyer's objections as to the survey of a Parcel shall be deemed, and shall be treated in all respects, as though they are Title Objections, and Seller's obligations as to such matters shall be as set forth with respect to Title Objections.

          (c) If Buyer fails to give Seller written Notice of survey objections as to a Parcel on or before the Title Objection Date for such Parcel, all survey matters pertaining to such Parcel shall be considered waived and accepted by Buyer and shall constitute Permitted Exceptions.

          (d) Notwithstanding any provision in this Agreement to the contrary, in no event shall Seller be obligated to incur any expense, liability or obligation, or to commence or continue any suit or other action, to cure or remove any Survey Objection.

     6. INSPECTION PERIOD; SAMPLING.

          (a) Seller previously has provided to Buyer (whether during the bidding process or subsequent thereto) copies of surveys, engineering reports, building inspection reports, leases, and other documents in Seller's possession relating to the Property. Such information has been furnished for convenience, disclosure and information only, and Seller specifically makes no representations or warranties whatsoever regarding the truth, correctness or completeness of such materials. In making its determination whether to purchase the Property, Buyer shall rely solely on its own investigations and inspections.

          (b) For a period of time commencing upon the Effective Date and continuing until 5:00 PM, March 19, 2007 (such period being referred to herein as the "Inspection Period"), Buyer may undertake any and all physical and other inspections of, investigations of, and inquiries concerning, the Property as Buyer may deem necessary in order to evaluate the Property and determine the advisability of Buyer's purchase thereof. Without limiting the generality of the foregoing, Buyer may investigate building, zoning, environmental and other codes, ordinances, statutes, rules and regulations affecting the Property, and the ability of Buyer to obtain permits and approvals, and Buyer may inspect and assess the physical condition of the Property and its components and the status of compliance with applicable codes.

          (c) Notwithstanding any other provision in this Agreement, Buyer must obtain Seller's written approval as a condition to performing any intrusive Phase II sampling at the Property or on any Parcel, including soil, soil vapor, asbestos, lead- based paint, groundwater, surface water or sediment sampling ("Sampling"). Upon receipt of written request from Buyer to perform such types of Sampling, Seller shall Notify Buyer in writing, within five (5) business days following receipt of such request, the extent to which Seller authorizes such Sampling. Failure of Seller to respond to such request shall be deemed a refusal of Buyer's request. If Seller does not authorize Buyer, in writing, to perform Sampling to the extent of Buyer's request within the time herein provided, Buyer's sole option shall be to either:

               (i) to close on the purchase of the Property in accordance with the terms of this Agreement notwithstanding the refusal of Seller to authorize the Sampling; or

               (ii) to elect to exercise its Kickout Option as to the specific Parcels for which Buyer's Sampling requests were denied. The Kickout Option set forth in this subparagraph (ii) may be exercised only by written Notice to Seller, no later than the earlier to occur of: (A) five (5) business days following delivery of Notice from Seller that Buyer's requests for testing and sampling were denied as to the Parcel(s) for which Buyer was denied authorization to conduct Sampling; or (B) the last day of the Inspection Period.

          (d) For purposes of allowing Buyer to undertake physical inspections of the Property, Seller grants to Buyer the right of entry upon the Property. As a condition to its exercise of such right of entry, Buyer agrees to and shall, defend, indemnify and save and hold Seller harmless from and against any loss, damage, liability, suit, claim, cost or expense (including attorneys' fees) if and to the extent caused by Buyer or its agents of such right of entry. This provision shall survive any termination of this Agreement.

          (e) Buyer shall give Seller reasonable advance Notice before entering the Property. Buyer's entry onto a Parcel shall be subject in all respects to the terms and restrictions regarding entry and inspection as set forth in any Lease (as herein defined) encumbering the Parcel. Seller (at no cost to it) shall provide reasonable cooperation to Buyer to facilitate Buyer's inspections of the Property. Seller, at Seller's option, shall have the right to accompany Buyer and its agents and observe all or any inspections, tests, and investigations performed by or for Buyer at or upon the Property. Upon receipt, Buyer shall deliver to Seller (at no cost to Seller) copies of all such surveys and tests and the results of all such investigations and analyses of the Property. Buyer also shall promptly furnish to Seller copies of:

               (i) all applications, inquiries, written communications and submissions made by Buyer to any public authority respecting the Property, or the use thereof, and

               (ii) all responses, approvals, communications and other items issued by any such public authorities to Buyer.

          (f) Buyer may not directly contact any Tenant or other occupant of any parcel without the prior written consent of Seller. At Seller's option, any communications or information requested by Buyer of a Tenant shall be requested by Seller.

          (g) After completion of any inspections and tests, Buyer, at its sole cost, shall restore the property disturbed by such inspections, tests and surveys to the condition that previously existed and dispose of any wastes generated onsite in accordance with all applicable laws.

          (h) If the results of Buyer's inspections, investigations, or inquiries are, within Buyer's sole discretion, unacceptable to Buyer, or if Buyer's Board of Directors fails to ratify Buyer's execution and delivery of this Agreement, and Buyer so notifies Seller in writing before expiration of the Inspection Period, then Buyer may terminate this Agreement. If this Agreement is terminated, Buyer shall promptly deliver to Seller copies of all reports, studies and work product performed or generated by third parties or at the direction of Buyer during the Inspection Period that have not previously been provided to Seller, other than studies, reports or work product relating to Buyer's business or that were internally prepared by Buyer. Buyer also shall return to Seller all studies, reports, documents, and other materials provided by Seller to Buyer with respect to the Property, whether provided prior to or subsequent to the Effective Date.

Upon receipt of such materials, Seller shall approve the return of the Deposit to Buyer and all rights and obligations of each party under or by virtue of this Agreement shall thereafter terminate except as otherwise expressly herein provided.

          (i) If Buyer does not elect to terminate this Agreement during the Inspection Period, or if Buyer elects to close notwithstanding the existence of matters to which it objected, Buyer shall be deemed to have waived the contingency set forth in this Paragraph.

          (j) If Buyer closes hereunder, Buyer shall purchase and take title to the Property subject to all matters discovered or revealed during the course of any investigations conducted by or at the direction of Buyer prior to the Closing Date, and Buyer shall have waived any and all claims, damages, suits, actions or causes of action Buyer might otherwise have against Seller Parties due to or arising out of such matters. The provisions of the preceding sentence shall survive the Closing and shall not be merged in the deed at Closing.

          (k) Notwithstanding any other provision in this Agreement, prior to Closing, Buyer shall not disclose, directly or indirectly, any information obtained in connection with this Agreement or the transaction contemplated hereby (including, without limitation, results of any tests, inspections, analyses or investigations conducted by or for Buyer). Buyer shall keep confidential until the Closing any information or data received or discovered in its analyses, tests and inspections regarding the Property or at any other time prior to the Closing, except Buyer may disclose information or data:

               (i) to its attorneys, consultants or Affiliates, to the extent reasonably necessary in connection with Buyer's evaluation and effectuation of the transaction contemplated in this Agreement; provided that all such attorneys, consultants and Affiliates shall be required to hold and keep such information and data confidential, and Buyer shall be responsible for such attorneys, consultants and Affiliates holding and keeping such information and data confidential; and

               (ii) if and only to the extent that disclosure by Buyer is required by law or court order, then prior to making any such required disclosure, Buyer shall provide to Seller not less than five (5) days' written Notice, including a copy of the law, order or document requiring disclosure, or such lessor notice is required in order to comply with applicable law, or court order, but in no event shall the written notice be less than forty eight (48) hours. Buyer shall further provide a copy of Buyer's proposed disclosure. Seller, in its sole discretion, shall have the right to challenge and contest (by legal action or otherwise) such required disclosure, and Buyer, at no expense to it, shall fully cooperate with Seller in making such contest and attempting to keep such information and data confidential. Failure or omission by Seller to contest or challenge shall not be a waiver by Seller of the provisions of this Paragraph.

          (l) It is a condition precedent to Seller's obligation to proceed with this transaction that Seller obtain all Board of Directors approvals that Seller deems necessary, on or before February 9, 2007. If Seller fails to Notify Buyer, on or before February 9, 2007, that Seller has satisfied this contingency, this Agreement shall terminate. If this Agreement is terminated, Buyer shall promptly deliver to Seller copies of all reports, studies and work product performed or generated by third parties or at the direction of Buyer during the Inspection Period that have not previously been provided to Seller, other than studies, reports or work product relating to Buyer's business or that were internally prepared by Buyer. Buyer also shall return to Seller all studies, reports, documents, and other materials provided by Seller to Buyer with respect to the Property, whether provided prior to or subsequent to the Effective Date. Upon receipt of such materials, Seller shall approve the return of the Deposit to Buyer and all rights and obligations of each party under or by virtue of this Agreement shall thereafter terminate except as otherwise expressly herein provided.

     7. LEASES.

          (a) Buyer's purchase of the Property shall be subject to all terms and provisions of the leases applicable to each Parcel within the Property, including amendments thereto. Such leases (collectively, the "Leases") may include (without limitation) ground leases, occupancy leases, and/or equipment leases.

          (b) Promptly following the Effective Date, Seller shall provide shall provide to each landlord (as to ground leases) and to each Tenant (as to occupancy leases) of each Lease that relates to an interest in real estate, a proposed estoppel letter for execution by such entity, together with copies of the documents that Seller believes comprise the complete Lease, including any and all amendments. Seller shall provide substantially all such estoppels no later than February 9, 2007, and shall advise Buyer in writing of the estoppels that have not been provided by such date and the reason for delay. The estoppel letter provided shall be in the form attached hereto as Exhibit "B", with such changes as may be necessary or appropriate with respect to a particular Lease. Seller shall use reasonable diligence to endeavor to cause each estoppel to be completed, executed and returned to Seller, but Seller makes no representations or warranties that any particular estoppel letter shall be executed, or shall be executed in the form provided. Buyer's obligations under this Agreement are not contingent upon the execution or return of Tenant or landlord estoppel letters. Simultaneously with mailing or delivery of a proposed estoppel to each tenant under a Lease (a "Tenant"), Seller shall provide a copy of the proposed estoppel to Buyer. Upon receipt of executed estoppel letters, Seller shall provide copies of such estoppels to Buyer, with originals to be delivered at Closing.

          (c) If an estoppel is not delivered by a Tenant or landlord with respect to a Parcel prior to expiration of the Inspection Period, Seller shall elect, in its sole discretion, to either:

               (i) execute the estoppel for the Lease for such Parcel. Such estoppel shall be binding upon Seller and its successors and assigns. The representations of Seller in its estoppels shall be made solely to Seller's Knowledge. If the estoppel executed by Seller as to a Parcel contains material misstatements or misrepresentations, and if Buyer so Notifies Seller within twelve (12) months following the Closing Date, Seller shall take such action as it may reasonably take to correct the inaccuracy or Buyer shall have the remedies available to it under applicable law.

               (ii) elect, in its sole discretion, not to execute an estoppel with respect to the Lease for such Parcel. In that event, Buyer shall have the option to either (A) include such Parcel in the sale and purchase notwithstanding such failure to deliver a Tenant or landlord estoppel, or
     (B) exclude such Parcel from the terms of this Agreement as though it were part of buyer's Kickout Option (but without counting against Buyer's allotted number of Kickout Options).

          (d) Seller shall not enter into any new leases or letters of intent, lease terminations, or lease modifications with respect to any Parcel between the Effective Date and the Closing Date unless Buyer shall consent in writing. Between the Effective Date and Closing Date, Seller shall comply, at its sole expense, with all obligations under the Leases.

          (e) One or more of the Leases may provide for a right of first refusal or other purchase option ("ROFR") in favor of the Tenant of a Parcel, with respect to all or a portion of such Parcel, and this Agreement is subject to the rights of the Tenants under each ROFR. Exercise by a Tenant of its ROFR shall not be deemed a default by Seller hereunder. Seller shall deliver to each Tenant known to have a ROFR the form of written notice required under the respective Lease ("ROFR Notice"), with a copy to Buyer. Notwithstanding any provision of the Confidentiality Agreement to the contrary, Seller may provide such Tenant with a copy of this Agreement, or the essential terms hereof, in order to endeavor to obtain a release of the ROFR. If a Tenant elects to exercise its ROFR, the Parcel(s) to be purchased by such Tenant shall be removed and eliminated from this Agreement (with a corresponding reduction in the Purchase Price in accordance with the "Kickout Value" shown on Exhibit A), but such removal shall not be deemed an exercise of Buyer's Kickout Option. Notwithstanding the foregoing, if a Tenant of [***] (as shown on Exhibit A) exercises a ROFR as to its Parcel, the reduction in the Purchase Price shall be the greater of: (x) the net proceeds of sale received by Seller with respect to such ROFR or (y) an amount equal to the rent reduction under the master lease covering such Parcel, capitalized at a rate of [***]. If a Tenant's period to exercise its ROFR extends beyond the Closing Date, the Closing and conveyance for such Parcel(s) shall be delayed for a period of up to ninety (90) days following the Closing Date. If the Tenant closes on the purchase of the Parcel, the terms of this Agreement shall have no further force or effect with respect to such Parcel and the Purchase Price shall be reduced by the Kickout Value for such Parcel. If the Tenant elects not to close on the purchase of such Parcel, or if the ROFR expires, Seller shall notify Buyer, and Buyer shall be obligated to purchase such Parcel following the Closing Date.


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

          (f) If and to the extent Seller determines that any Lease requires consent of the other parties thereto as a condition to the assignment of such Lease, Seller shall endeavor in good faith to obtain the consent of such other parties prior to the Closing Date. Failure of Seller to obtain such consent shall not be a default of Seller, but shall allow Seller to delay the Closing on such Parcel for a period of up to ninety (90) days to allow Seller to continue its efforts to obtain such consent. Failure of Seller to obtain such consent also may be treated by Buyer as a Title Objection.

          (g) If and to the extent Closing on certain Parcel(s) is delayed beyond the Closing Date for any reason in accordance with the terms of this Agreement, but Closings occur subsequently, the parties shall mutually cooperate and endeavor to close on such Parcels in clusters rather than individually, so as to promote efficiency and convenience.

          (h) Notwithstanding anything to the contrary, the term "ROFR" as used herein shall mean only those purchase rights or options: (A) for which this transaction or the execution of this Agreement triggers a purchase right, and/or
(B) for which a Tenant has notified Seller in writing of its intention to exercise a purchase option. Buyer shall take title subject to any other ROFRs that may be set forth in the Leases.

     8. SERVICE CONTRACTS

          (a) On or before February 9, 2007, Seller shall deliver to Buyer a list that Seller believes (but does not warrant) is a true, correct and complete list of all maintenance, management, or other service contracts affecting or encumbering Seller's interest in the Property and to which Seller is a party, including amendments thereto (the "Service Contracts"). Buyer's purchase of the Property shall be subject to all terms and provisions of the Service Contracts that Buyer elects to assume. Seller has no knowledge regarding the maintenance, management, or other service contracts that may have been executed by Tenants of the Property.

          (b) If any new Service Contracts are executed during the Inspection Period, Seller shall provide copies thereof to Buyer promptly upon execution. Following the Inspection Period, Seller shall not execute any new Service Contracts or execute any modifications to any existing Service Contracts, in either event that would be binding upon Buyer, unless the Service Contracts are terminable on thirty (30) days notice. Between the Contract Date and Closing Date, Seller shall comply, at its sole expense, with all obligations under the Service Contracts.

          (c) Buyer shall have the right, during the Inspection Period, to review the Service Contracts. Buyer shall notify Seller, on or before the expiration of the Inspection Period, of the Service Contracts that Buyer does not elect to assume. All Service Contracts that Buyer does not elect to assume shall remain Seller's responsibility. All Service Contracts that Buyer does not elect to assume shall remain Seller's responsibility and Seller shall indemnify and hold harmless Buyer from and against claims made by parties to such Service Contracts not assumed by Buyer. All other Service Contracts shall be assigned to and assumed by Buyer on the Closing

Date. To Seller's knowledge, there are no defaults of Seller under the Service Contracts, and there are no rights to offsets by any parties.

          (d) Notwithstanding anything in this agreement to the contrary, Seller, in its sole discretion, shall have the right to initiate or continue to perform environmental assessment, monitoring and remediation activities until the Closing Date.

     9. SELLER'S MAINTENANCE; RISK OF LOSS; MATERIAL DISCHARGE.

          (a) Except as otherwise provided herein, between the Effective Date and Closing Date, Seller shall, at Seller's sole expense, maintain each Parcel in the manner in which it has been maintained by Seller prior to the Effective Date. Notwithstanding anything herein to the contrary, Seller's obligations under this Paragraph do not relate to any maintenance, repairs, or restoration, to the extent the foregoing are the responsibility of Tenants under Leases.

          (b) Notwithstanding the terms of subparagraph (a) or any other provision of this Agreement to the contrary, in no event shall Seller have any obligation after the Effective Date to incur any expenses, costs, liabilities or obligations to alter, repair, change or improve the Property or any part thereof:

               (i) in excess of One Hundred Thousand Dollars ($100,000.00) per Parcel, or Five Hundred Thousand Dollars ($500,000.00) in the aggregate; or

               (ii) for or in connection with any repair, improvement, compliance with law or other matters which are the obligation of a Tenant under a Lease.

          (c) The Property shall be held at the risk of the Seller until 11:59 A.M., Eastern Daylight Savings Time, on the day of Closing, and thereafter, the Property shall be held at the risk of the Buyer. If any portion of the Improvements or Personalty within a Parcel, for which Seller (rather than the Tenant of the Parcel) has repair obligations, is Substantially Damaged (as herein defined) by fire or casualty on or before the Closing Date, Seller shall promptly notify Buyer in writing. Seller have no obligation to restore such Parcel, except to the extent provided in subparagraph (b). Seller may, however, elect either of the following:

               (i) to repair the damage to the Parcel (or cause or require the Tenant of the Parcel to do so), in which case Seller may extend the Closing Date (either as to such Parcel or as to all of the Property, at Seller's option) for up to one hundred twenty (120) days to allow repairs and restoration to be completed, and the parties shall then close as otherwise provided herein. If Seller elects to repair and restore the Parcel or cause it to be repaired and restored, Seller shall so notify Buyer in writing on or within seven (7) Business Days following the date Seller receives notice of the casualty; or

               (ii) to give a credit to Buyer on the Closing Statement for the Parcel in the amount of the estimated cost to repair the Parcel, as mutually agreed upon by Buyer and Seller. If Seller elects to do so, Seller shall so notify Buyer in writing on or within seven (7) Business Days following the date of casualty, including the projected credit to the Buyer, if yet available.

          (d) If any portion of the Improvements or Personalty within a Parcel, for which Seller (rather than the Tenant of the Parcel) has repair obligations, are Substantially Damaged by fire or casualty after the Inspection Period but on or before the Closing Date and Seller does not elect, in its discretion, to perform one of the options described in subparagraph (c), Buyer shall have the following options:

               (i) closing the purchase and sale transaction contemplated in this Agreement and taking title to the Property (including the damaged Parcel) in its damaged condition, in which event Buyer shall receive an assignment, without warranty, as to all applicable insurance proceeds, if any, plus an amount equal to the deductible; or

               (ii) excluding the Substantially Damaged Parcel from the purchase and sale, in which event the Purchase Price shall be reduced by the "Kickout Value" for the excluded Parcel(s) as shown on the attached Exhibit
     A. Such exclusion shall not be deemed one of Buyer's Kickout Options. Such option can be exercised only by written Notice to Seller, on or within ten
     (10) days after Notice from Seller regarding the damage or casualty.

          (e) Seller shall continuously maintain casualty insurance during the pendency of this Agreement covering the Improvements and Personalty to the extent of Seller's insurable interest.

          (f) If any portion of the Improvements or Personalty are damaged by fire or casualty on or before the Closing Date, but are not deemed Substantially Damaged, Buyer shall nevertheless be obligated to close on the purchase and sale transaction contemplated in this Agreement and take title to the Property in its damaged condition, in which event Buyer shall receive all insurance proceeds, if any, plus an amount equal to the deductible.

          (g) The omission or refusal of Seller to incur any expense, cost, liability or obligation as described in subparagraph (b) shall not be a default by Seller under this Agreement, nor shall Buyer have any rights or remedies as a result thereof.

          (h) The obligation of Seller to deliver insurance proceeds to Buyer following Closing in accordance with the terms of this Paragraph shall survive the Closing Date.

          (i) If, during the Inspection Period, but prior to the Closing Date, Seller acquires Knowledge of the occurrence of any Discharge (which is required to be reported to any applicable regulatory agency), Seller shall promptly give Buyer written Notice of such Discharge. Notwithstanding anything herein to the contrary, if any material Discharge of Hazardous Substances occurs on a Parcel, after the end of the Inspection Period but on or before the Closing Date, and such Discharge results in assessment and remediation costs, then such Parcel shall be excluded from the purchase and sale. In that event the Purchase Price shall be reduced by the Kickout Value for the excluded Parcel(s) as shown on Exhibit A. Such exclusion shall not be deemed one of Buyer's Kickout Options.

     10. CLOSING DATE.

          (a) The "Closing Date" or "Closing" of this Agreement and the transfer of title and possession of the Property shall occur as of March 31, 2007, subject to the right of Seller to extend the Closing Date for an additional period of up to thirty (30) days. All executed closing documents, funds and other matters required to be done in order to accomplish closing shall be delivered by Buyer and Seller to Closing Agent on or before March 29, 2007, and the effective date of the Closing shall be midnight on March 31, 2007, notwithstanding that such date is not a Business Day. It is a condition to closing that any and all representations of Seller as herein set forth are true and correct as of the Closing Date.

          (b) If Buyer determines a filing is necessary under the Hart Scott Rodino Act, Seller shall reasonably cooperate with Buyer, but such filing shall be at Buyer's sole expense. Solely if and to the extent necessary to comply with the requirements of the Hart Scott Rodino Act, Buyer may extend the Closing Date for a period of up to thirty (30) days.

     11. CLOSING AND CONVEYANCE DOCUMENTS.

          (a) At Closing, Seller shall execute and deliver to Buyer the following documents to convey the Property to Buyer:

               (i) A special warranty deed (being the same as a bargain and sale deed with warranty against the grantor's acts) to transfer to Buyer fee simple title to the Land within the Parcels owned by Seller in fee simple (as shown on Exhibit A). The deed shall be subject to the Permitted Exceptions. The deed shall be prepared in accordance with applicable laws, rules and regulations of the jurisdiction in which each respective Parcel is located.

               (ii) An assignment to Buyer, without representation or warranty, except to the extent otherwise specifically herein provided, of all of Seller's rights and interests under any and all Leases pursuant to which Seller is a lessee under a ground lease with respect to the Land within any Parcel. Buyer shall execute such assignment for purposes of agreeing to assume and be bound by such the terms of such Leases from and after the Closing Date. If required by the Title Agent, such assignment, or a memorandum thereof, shall be recorded in the applicable public records.

               (iii) An assignment to Buyer, without representation or warranty, except to the extent otherwise specifically herein provided, of all of Seller's rights and interests under any and all Leases encumbering or affecting a Parcel other than those described in subparagraph (ii). Buyer shall execute such assignment for purposes of agreeing to assume and be bound by such the terms of such Leases from and after the Closing Date. Seller shall deliver to Buyer (by credit on the Closing Statement or otherwise) any security deposits held by Seller under the Leases.

               (iv) A bill of sale, without representation or warranty, to assign and transfer to Buyer all Personalty.

               (v) An assignment to Buyer of all Seller's rights under Service Contracts affecting the Parcels. Buyer shall execute such assignment for purposes of agreeing to assume and be bound by such Service Contracts from and after the Closing Date.

               (vi) an affidavit of Seller setting forth the tax identification number of Seller and certifying that it is not a foreign person as that term is used and defined in Paragraph 1455 and 7701 of the United States Internal Revenue Code of 1986, as amended.

               (vii) An assignment to Buyer, without warranty or representation, of all rights of Seller in, to and under any and all warranties, guaranties, permits and licenses, and any documents evidencing governmental approvals, if and to the extent assignable.

               (viii) Notices to the Tenants (or landlords, as appropriate) of each of the Leases assigned to Buyer, executed by Seller, indicating the transfer of such Lease to Buyer and Buyer's assumption of the obligations of Seller under the Lease, including liability for any security deposits to the extent delivered to Buyer.

               (ix) A Closing Statement setting forth the Purchase Price and all costs, expenses, adjustments, and prorations as may be herein required.

               (x) Such additional documents as may be required elsewhere in this Agreement, or by applicable law, or which Seller and Buyer shall mutually agree are necessary to carry out the provisions of this Agreement, or as the Title Company may reasonably require, provided that such additional documents do not expand either party's liability beyond the liability described in or under this Agreement, and do not diminish any rights or remedies of either party.

          (b) At Closing, Buyer shall execute and deliver to Seller the following closing documents:

               (i) The assignment and assumption documents described in subparagraph (a), above, to acknowledge Buyer's assumption of duties and obligations from and after the Closing Date.

               (ii) A Closing Statement setting forth the Purchase Price and all costs, expenses, adjustments, and prorations as may be herein required.

               (iii) certified copies or originals of certificates of good standing, incumbency certificates and resolutions consenting to and approving the transaction herein described

               (iv) Such additional documents as may be required elsewhere in this Agreement, or by applicable law, or which Seller and Buyer shall mutually agree are necessary to carry out the provisions of this Agreement, or as the Title Company may reasonably require, provided that such additional documents do not expand either party's liability beyond the liability described in or under this Agreement, and do not diminish any rights or remedies of either party.

          (c) At Closing, Seller shall deliver to Buyer originals, to the extent available (and copies if originals are not available), of all Leases and Service Contracts assumed by Buyer, together with any and all permits, licenses, certificates of occupancy, surveys, building plans, "as built" plans, environmental reports, third party notices and other similar materials in Seller's possession.

          (d) The parties shall endeavor to distribute drafts of proposed Closing Documents for review five (5) Business Days prior to the Closing Date.

     12. ALLOCATION OF CLOSING EXPENSES.

          (a) Seller shall pay all costs and expenses associated with curing any Title Objections that Seller is obligated to cure, or that Seller elects to cure.

          (b) Buyer shall pay all recording costs; all documentary stamp tax, excise tax, surtax, or other taxes imposed by governmental agencies or authorities on the deeds of conveyance, the assignments of lease, or other documents; the cost of all due diligence work obtained or performed by or on behalf of Buyer; the cost of issuance of the Title Commitment and subsequent policy; any costs associated with financing of Buyer's purchase price; escrow and closing fees assessed by the Closing Agent or Title Agent; and other costs and expenses. It is the intent of the parties that Buyer shall pay all costs and expenses necessary to accomplish the Closing other than those allocated to Seller under subparagraph (a).

          (c) Each party shall pay its respective attorney's fees.

     13. PRORATIONS.

          (a) The items listed in this Paragraph shall be apportioned between the Seller and Buyer as of the Closing Date. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall be entitled to the income, and shall incur the expenses, attributable to the Closing Date. Further, notwithstanding anything herein to the contrary, there shall be no proration of costs, expenses or other items as to a Parcel that are required to be paid by a Tenant under a Lease pertaining to such Parcel.

          (b) Rents and other monthly payments under the Leases (including, without limitation, additional rents, common area maintenance charges, charges under Lease for taxes and insurance premiums or for escalations thereof and any other expense reimbursements), utility charges and property owners association charges for the year of the Closing shall be prorated as of the Closing Date. Buyer shall receive a credit for security deposits, if any, actually held by Seller. Real and personal property taxes shall be prorated as of the Closing Date based upon the maximum discount amounts; provided, however, such amounts shall not be prorated as to a Parcel if and to the extent that the Tenant under the Lease for such Parcel is required to pay such amounts directly to the taxing authority. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate is fixed for the year in which the Closing occurs, Seller and Buyer agree to adjust the proration of taxes and, if necessary, to refund or pay (as the case may be) such sums as shall be necessary to effect such adjustment. Seller's insurance coverage on the Property may be terminated effective as of Closing. If a Tenant under a Lease has failed to pay rent as and when due under its Lease, then payments received following Closing from such Tenant shall be applied in the following order of priority (and the assignment of the Lease executed at Closing shall so provide): (i) first, to any amounts currently due under such Lease, if any; (ii) next, to amounts due under such Lease for prior months, in reverse chronological order. To the extent Buyer or Seller receives payments from a Tenant under a Lease following Closing, it shall be deemed to hold such payment in trust and shall be obligated to pay to the other party any sums to which it is entitled under this Paragraph. This obligation shall survive Closing.

          (c) Certified, confirmed and ratified special assessment liens as of the Closing Date shall be paid by Seller. Pending liens as of the Closing Date shall be assumed by Buyer.

          (d) Assessments payable pursuant to any recorded restrictions shall be prorated to the Closing Date.

          (e) Utility charges for telephone, gas, electricity, sewer, water and other utilities, if any, shall not be prorated as of the closing date to the extent that arrangements can be made by Seller for the rendition of final bills, based upon a reading of meters on the Closing Date. Seller shall be responsible for and pay all such bills for utility services up to and including the Closing Date. Buyer shall assume responsibility for the payment of utility services provided to the Property subsequent to the Closing Date. To the extent that utility bills cannot be handled in the foregoing manner, they shall be prorated as of the closing date based upon the most recent bills available and readjusted on the basis of the actual bills rendered for the period during which the Closing Date occurs, as and when such bills are received. The obligations set forth in this subparagraph shall survive Closing.

          (f) Seller shall seek the refund of any utility deposits from the utility companies directly, and Buyer shall be responsible for posting deposits and making arrangements for utility services in its own name, effective as of the Closing Date.

          (g) Amounts payable under Service Contracts assumed by Buyer shall be prorated as of the Closing Date.

          (h) All prorations and adjustments shall be made by the parties, assisted by their respective counsel or accountants. If final adjustments are not completed as of the Closing Date, the parties shall nevertheless close the transaction contemplated herein and make prorations and adjustment on the basis of mutually agreeable estimates, subject, however, to later reproration or readjustment based upon the final determination of their respective accountants. Each party agrees to exercise diligence and good faith in reaching agreement with respect to such prorations and adjustments. The obligations set forth in this subparagraph shall survive Closing.

     14. DEFAULT BY BUYER.

     Buyer understands that if this transaction is not closed as provided in this Agreement, Seller will sustain damages (including, but not by limitation, expenses incurred in connection with the negotiation and preparation of this Agreement and in preparation for closing this transaction, problems associated with not having funds flowing to Seller at the times and in the amounts provided for in this Agreement, problems involved in changing its land usage and disposition plans, and other tangible and intangible elements of damages), the exact amount of which would be extremely difficult to ascertain. Accordingly, if the conditions precedent to Buyer's obligation to purchase have been fulfilled in the times required herein, and thereafter Buyer defaults on its closing obligations hereunder, then and in that event this Agreement, at Seller's option, shall terminate, and all sums paid hereunder may be retained by Seller as its sole liquidated damages in full and final settlement of all claims Seller may have against Buyer for breach of this Agreement. Provided, however, Seller may remove Buyer as a trespasser from the Property without liability for damage, or dispossess Buyer by summary proceedings, if Buyer shall have occupied the Property in any manner. Notwithstanding anything herein to the contrary, in no event shall Seller be entitled to bring or maintain a cause of action against Buyer to collect compensatory or monetary damages as a result of a Buyer default, as a result of Buyer's failure to close hereunder.

     15. DEFAULT BY SELLER.

          (a) Provided Buyer is not in default, should Seller refuse or be unable to comply with and perform in accordance with the provisions of this Agreement the Deposit shall be returned to Buyer on demand and neither party shall be under any further obligation or liability to the other under this Agreement except as otherwise specifically herein provided. In addition to the return of the Deposit, in the case of a Seller default in its obligations under this Agreement, Buyer shall be entitled to obtain from Seller a reimbursement for Buyer's Due Diligence Costs (as herein defined.) together with liquidated damages in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) ("Buyer's Liquidated Damages"). The remedies provided in this Agreement are Buyer's sole remedy for a default by Seller. Notwithstanding anything herein to the contrary, in no event shall Buyer be entitled to bring or maintain a cause of action against Seller to collect compensatory or monetary damages as a result of a Seller default, or to obtain specific performance. Further, in no event shall Seller be required to initiate any quiet title actions, make any payments or perform any other acts to remove title defects.

          (b) If Seller shall default by willfully refusing or failing to close under the terms of this Agreement as to one or more Parcels (but not in the event Seller is unable, in spite of good faith efforts, to comply with the terms of this Agreement), and if Seller closes on the conveyance of all or some of such Parcel(s) to another party on or before December 31, 2007, Buyer shall be entitled to (and Seller shall pay to Buyer) additional damages (the "Breakup Fee" ) equal to the sales price (net of reasonable and customary closing costs) received by Seller for such sales or conveyances of such Parcels, reduced by the Kickout Value of such Parcels. The obligations set forth in this subparagraph shall survive Closing.

          (c) If and to the extent that Seller is obligated to pay to Buyer the Breakup Fee, and Seller fails to do so, such amount shall be paid to Buyer by Trustreet Properties, Inc., a Maryland corporation ("Trustreet"). Trustreet executes this Agreement for the sole and limited purpose of agreeing to the terms of this Paragraph 15.

     16. NOTICE OF DEFAULT

          No default as to any provision of this Agreement, on the part of either Buyer or Seller, shall be claimed or charged by either party against the other until notice thereof has been given to the defaulting party in writing, and such default remains uncured for a period of ten (10) days after the defaulting party's receipt of such notice. Notwithstanding the above, the Closing Date shall not be changed, delayed, postponed, or extended by any requirement for notice of default.

     17. MEDIATION AND ARBITRATION.

          (a) It shall be a condition precedent to the right of either party to bring suit to construe or enforce any term or provision of this Agreement, or any matter relating to the Property or any portion thereof or any matter relating to the Closing, that such matter first be submitted first to: (i) non-binding mediation conducted in Orange County, Florida, and to (ii) binding arbitration in accordance with the applicable rules of the American Arbitration Association at a hearing conducted in Orange County, Florida. It shall be a condition precedent to the right of either party to submit to arbitration an issue or controversy arising hereunder or to construe or enforce any term or provision of this Agreement, or any matter relating to the Property or any portion thereof or any matter relating to the Closing, that such matter first be submitted first to non-binding mediation conducted in Orange County, Florida.

          (b) If either party elects to submit an issue to mediation, the parties shall cooperate in an effort to select a mediator, who shall be an attorney admitted to practice law in the State of Florida and certified as a mediator by the Supreme Court of the State of Florida. If the parties are unable to agree upon a mediator, each shall select a mediator, who shall select a third mediator, and the proceedings shall be conducted by the third mediator. The parties shall equally share the costs and expenses of the mediator and the mediation proceedings and shall cooperate in good faith in an effort to reach a mutually acceptable resolution of the dispute.

          (c) If the parties attempt in good faith to resolve a dispute by means of mediation proceedings in accordance with this paragraph but either party is unsatisfied with the result of such mediation, either party may then (and only then) submit the matter to binding arbitration in accordance with the applicable rules of the American Arbitration Association at a hearing conducted in Orange County, Florida.

          (d) The arbitrator in such proceedings shall be entitled to award appropriate relief to the non-defaulting party, including an award of costs, and judgment upon the award may be entered in any court having jurisdiction thereof.

          (e) Arbitration proceedings shall be conducted using one (1) arbitrator, selected in accordance with rules or guidelines, then in effect, as adopted by the American Arbitration Association ("AAA"), and the arbitration proceedings also shall be conducted pursuant to such rules or guidelines. Arbitration shall occur in Orlando, Florida. The results of the arbitration proceedings shall be legally binding upon the parties and may be enforced in a court in having jurisdiction over such matters.

     18. TIME OF THE ESSENCE.

          Time, and timely performance, are of the essence of this Agreement and of the covenants and provisions hereunder. When a date upon which a specified event shall occur or be performed falls upon a day other than a Business Day, the time allowed for the event or performance to occur shall be extended to 5:00 p.m. on the next succeeding Business Day.

     19. ASSIGNMENT.

          (a) Neither this Agreement nor the rights created hereby may be assigned by Buyer to any person, partnership or corporation, and Buyer may not elect to appoint a nominee to take title, unless Buyer shall first obtain prior written approval from Seller, which approval may be denied in the sole discretion of Seller. If Seller approves such assignment or nominee, Seller and the assignee or nominee shall proceed under the terms and conditions hereof, and the assignee or nominee shall have severally all of the rights, privileges and obligations of Buyer hereunder. Such assignment and the approval of Seller shall not release Buyer from the provisions of this Agreement unless Seller shall specifically so agree in writing.

          (b) Notwithstanding the provisions of subparagraph (a), Seller shall consent in writing to a designation by Buyer of a nominee to take title to any Parcel, so long as: (i) the proposed nominee is an entity that is wholly owned by Buyer and Buyer submits to Seller documents evidencing the existence and good standing of the nominee and its ownership by Seller; (ii) the nominee agrees to be bound by the terms and provisions of this Agreement that relate to the Parcel to be acquired; and (iii) Seller is not released from its duties or obligations hereunder. Buyer must submit any request to have a nominee take title to a Parcel on or before ten (10) days prior to the Closing Date.

     20. REAL ESTATE COMMISSION.

          (a) Buyer represents and warrants to Seller the following matters: (i) Buyer did not learn of the Property through any real estate broker or agent;
(ii) Buyer has not agreed to pay a commission or fee to any real estate broker or agent in connection with Buyer's purchase of the Property; and (iii) Buyer was not shown the Property by any real estate broker or agent. Buyer shall indemnify, defend and hold Seller Parties harmless from all loss, cost, expense or damage suffered or incurred by Seller if such representations are not true and correct.

          (b) Seller represents and warrants to Buyer the following matters: (i) Seller has not employed the services of any real estate broker or agent in connection with the negotiation of this Agreement; (ii) Seller has not agreed to pay a real estate brokerage commission to any real estate broker in connection with this Agreement. Seller shall indemnify, defend and hold Buyer harmless from all loss, cost, expense or damage suffered or incurred by Buyer if such representations are not true and correct.

     21. CONFIDENTIALITY.

     Buyer and Seller previously have executed a confidentiality agreement, a copy of which is attached hereto as Exhibit "C" (the "Confidentiality Agreement"). Buyer and Seller shall continue to be bound by the terms of the Confidentiality Agreement, and the terms and provisions thereof are incorporated herein by this reference as though set forth herein.

     22. ENVIRONMENTAL MATTERS.

     Buyer acknowledges that the Property has been or currently is being used as convenience and gas station stores, and/or restaurants and the Property includes certain petroleum Underground Storage Tanks, Aboveground Storage Tanks, and lines and dispensers and Seller has disclosed certain existing environmental reports with regard to known environmental conditions on the Property. Buyer acknowledges that Seller is not making any representations or warranties with regard to the Property, the environmental condition of the Property, or the condition of the Underground Storage Tanks, the Aboveground Storage Tanks, and lines or dispensers and Buyer is being given the opportunity to perform any necessary inspection of the Property including the Underground Storage Tanks, the Aboveground Storage Tanks, and lines and dispensers as set forth in Paragraph 6 and will fully avail the opportunity to make any environmental inspections of the Property which Buyer deems necessary. Buyer acknowledges it is purchasing the Property "AS- IS" as set forth more specifically in this Agreement. Seller agrees that it will assign to Buyer at Closing all of Seller's rights with regard to any applicable state Underground Storage Tank remediation funds or programs.

     23. NOTICES.

          (a) All notices provided for in this Agreement ("Notices") shall be in writing and shall be delivered or sent in the manner described in this Paragraph, to the parties at the addresses set forth below or at such other or additional addresses as the parties shall designate to each other in writing from time to time:

Seller (Primary Notice): T. Glenn Kindred
                         Senior Vice President of Real Estate
                         Trustreet Properties, Inc.
                         450 South Orange Avenue, Suite 1100
                         Orlando, FL 32801
                         Facsimile: (407) 540-2211

Copy to:                 Akerman Senterfitt.
                         420 South Orange Avenue, Suite 1200
                         Orlando, Florida 32801
                         Attention: Lynne M. White, Esq.
                                    Robyn D. Neely, Esq.
                         Facsimile: (407) 254-4263

Buyer (Primary Notice):  Getty Realty Corp.
                         125 Jericho Turnpike, Suite 103
                         Jericho, NY 11753
                         Attention: Kevin Shea, EVP and
                                    Andrew Smith, President and GC
                         Facsimile: (516) 478-5490 (f)

Copy to:                 David S. Handsman, Esq.
                         Handsman & Kaminsky LLP
                         600 Lexington Avenue, 10th Floor
                         New York, New York 10022
                         Facsimile: (212) 750-4699

          (b) Any Notice given, delivered or made shall be deemed so given, delivered or made according to the following guidelines:

               (i) If Notice is given by United States mail, registered or certified matter, such notice shall be effective on the date such Notice is signed for and accepted.

               (ii) If Notice is sent by nationally recognized overnight courier service, it shall be effective when such receipt for such Notice is signed by or on behalf of the party to whom such notice is addressed.

               (iii) If Notice is sent by facsimile, such Notice shall be effective on the date of confirmation of delivery of such facsimile, if during a Business Day, or on the following Business Day, if such confirmation is not dated during a Business Day.

               (iv) If any Notice, demand or document is personally delivered, or is delivered or sent by any method not specifically herein described, it shall be deemed to be delivered upon receipt by the party to whom the same is given, delivered or made.

The effective date of delivery of Notices to Buyer and Seller shall be the date upon which the Primary Notice to each party (as designated above) is effective in accordance with this Paragraph, regardless of the effective date of delivery of notices sent to other parties listed in this notice provision.

          (c) Buyer and Seller may from time to time notify the other of changes or additions regarding where and to whom notices should be sent by sending notification of such changes pursuant to this paragraph.

     24. NON-RECORDING.

          (a) Neither this Agreement nor any memorandum thereof may be recorded in the Public Records of any County of any State or County by Buyer. If this Agreement or any memorandum thereof is recorded by or at the direction of Buyer, such action shall be a default of Buyer and, at the option of Seller, the Agreement may be terminated and Seller shall retain the Deposit. Notwithstanding anything herein to the contrary, Buyer shall not be entitled to notice of default or any curative period in the event of a default under this Paragraph.

     25. MULTIPLE SELLERS.

          (a) Notwithstanding anything herein to the contrary, the entities defined herein as "Seller" shall not collectively perform or be required to perform each of the duties, obligations, terms and provisions of this Agreement, and shall not collectively be bound by the warranties and representations imposed upon Seller under this Agreement. Rather, each duty, obligation, representation, and warranty set forth herein with respect to "Seller" shall be performed, as to each Parcel or the relevant Parcel (as the case may be) by the respective entity that owns the Parcel.

          (b) Prior to Closing, the entities that comprise the Seller shall agree among themselves as to the method of allocation of the Purchase Price among them. In no event shall Buyer be entitled to a copy of such separate agreement, nor shall Buyer have any obligation (other than payment in full of the Purchase Price) to assure that the Purchase Price is paid or allocated in accordance with the separate agreement by and among the Sellers.

     26. SELLER NEGOTIATIONS.

     Following the Effective Date and continuing unless and until this Agreement is terminated, Seller shall not enter into or pursue negotiations with any entity other than Buyer with respect to the purchase and sale of Parcels of the Property. Notwithstanding the foregoing, Seller may enter into negotiations with respect to any Parcel(s) as to which Buyer has exercised its Kickout Option, and Seller may discuss and negotiate with respect to ROFRs and eminent domain matters (if any).. This provision shall not prohibit Seller from speaking or corresponding with persons or entities that have expressed interest in purchasing Parcels, so long as Seller does not enter into discussions or negotiations regarding the terms under which Seller would enter into a letter of intent or purchase agreement.

     27. TYPEWRITTEN OR HANDWRITTEN PROVISIONS.

     Handwritten provisions inserted into this Agreement and typewritten provisions initialed by both parties shall control over the typewritten provisions in conflict therewith.

     28. SUCCESSORS AND ASSIGNS.

     The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and assigns. Whenever used the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders, as the context requires.

     29. AMENDMENTS AND WAIVERS.

     This Agreement may not be amended, modified, altered, or changed in any respect whatsoever, except by a further agreement in writing duly executed by the parties hereto. No failure by Buyer or Seller to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition. Any party hereto, by notice, may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other party hereto. No waiver shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.

     30. NON-MERGER.

     To the extent this Agreement explicitly states that specific representations, warranties, obligations or provisions shall survive the Closing Date, they shall so survive for the period herein provided. All other representations, warranties, obligations or provisions shall be merged in the conveyance documents and shall not survive Closing.

     31. ENTIRE AGREEMENT.

     This Agreement contains the entire understanding between the parties, and the parties agree that no representation was made by or on behalf of either that is not contained in this Agreement, and that in entering into this Agreement neither relied upon, or was entitled to rely upon, any representation not herein specifically set forth. This Agreement shall be interpreted and enforced under the laws of the State of Florida to the extent feasible.

     32. ATTORNEYS' FEES.

     If legal proceedings are instituted by either party hereto to enforce, construe or interpret any provisions of this Agreement, or to enforce the rights of either party arising under or by virtue of the execution of this Agreement, whether such proceedings are instituted before or after Closing, the prevailing party shall be entitled to recover all reasonable costs and expenses, including attorney's fees, incurred by it in connection with such proceedings, including costs and fees incurred on appeals. This Paragraph is intended to and shall survive closing and conveyance of the Property to Buyer, or termination of the Agreement for any reason whatsoever.

     33. CAPTIONS.

     The captions for each paragraph of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, or the intent of any provision hereof.

     34. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be and be taken to be an original, and all collectively but one instrument.

     35. FURTHER ASSURANCES.

     Each party shall reasonably cooperate to take such actions and execute such documents as may reasonably be requested by the other, whether prior to or following Closing, so long as such actions or documents are in furtherance of the spirit and intent of this Agreement and do not expand the liability or obligations of either party. This provision shall survive Closing.

     36. AUTHORITY.

     The persons executing this Agreement for and on behalf of Buyer and Seller each represent that they have the requisite authority to bind the entities on whose behalf they are signing.

     37. RELEASE AND DISCHARGE.

     Buyer, for itself, its officers, directors, partners, shareholders, employees, agents, affiliated companies, partnerships, representatives, successors, and employees does hereby release, and forever discharge Seller Parties, from any and all costs, expenses, damages, claims, loss, liability, sanction, order, penalty, fee judgment, demand, settlement, actions or causes of action including without limitation, attorneys and paralegal fees related to the condition of the Property, including but not limited to, the environmental condition of the Property, or the compliance of the Property with Environmental Laws, or the presence or Discharge of any Hazardous Substances on, above, within, from or underneath any portion of the Property, including the soil, soil vapor, groundwater or subsurface water of the Property.

     38. AS-IS SALE.

          (a) EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE INSTRUMENTS DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, OR ANY IMPROVEMENTS ON THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ABOVEGROUND OR UNDERGROUND STORAGE TANKS, LINES OR DISPENSERS:

               (i) PRESENT OR FUTURE PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY (OR ANY PARCEL CONSTITUTING A PORTION OF THE PROPERTY) OR ANY COMPONENT THEREOF;

               (ii) THE PRESENT OR PERMISSIBLE USES OF THE PROPERTY (OR ANY PARCEL CONSTITUTING A PORTION OF THE PROPERTY);

               (iii) THE INCOME OR EXPENSES OF THE PROPERTY (OR ANY PARCEL CONSTITUTING A PORTION OF THE PROPERTY);

               (iv) THE COMPLIANCE OF THE PROPERTY (OR ANY PARCEL CONSTITUTING A PORTION OF THE PROPERTY), ITS OPERATION OR OCCUPANCY, WITH ANY LEGAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, COMPLIANCE WITH ENVIRONMENTAL LAWS INCLUDING ANY ASSOCIATED LICENSES;

               (v) THE LEASES OR SERVICE CONTRACTS, OR THE STATUS OR STANDING OF ANY OF SUCH AGREEMENTS, OR

               (vi) ANY OTHER MATTERS CONCERNING THE PROPERTY OR ITS CONDITION (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITION) OF THE PROPERTY (OR ANY PARCEL CONSTITUTING A PORTION OF THE PROPERTY).

          (b) BUYER ACKNOWLEDGES THAT IT WILL THOROUGHLY INSPECT THE PROPERTY PRIOR TO THE CLOSING DATE, TO THE EXTENT IT DESIRES TO DO SO, (INCLUDING EACH PARCEL CONSTITUTING THE PROPERTY). BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS HAD AND WILL HAVE A FULL OPPORTUNITY TO INSPECT AND REVIEW THE PROPERTY (AND THE PARCELS CONSTITUTING THE PROPERTY) AND IMPROVEMENTS THEREON, AND ALL MATTERS RELATING THERETO, AND THAT BUYER WILL ACCEPT THE PROPERTY (AND THE PARCELS CONSTITUTING THE PROPERTY) AND ITS USES "AS-IS," "WHERE IS," AND "WITH ALL FAULTS" AS OF THE CLOSING DATE.

          (c) EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT AND THE INSTRUMENTS DELIVERED BY SELLER AT CLOSING, AND TO THE MAXIMUM EXTENT PERMISSIBLE BY LAW, BUYER IRREVOCABLY WAIVES ANY REPRESENTATIONS OR WARRANTIES IMPLIED BY LAW, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY, TITLE, MARKETABILITY OF TITLE, FITNESS, QUANTITY, QUALITY OR SUITABILITY. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT EXCEPT AS MAY OTHERWISE BE PROVIDED BY THE EXPRESS TERMS OF THIS AGREEMENT, SELLER HAS NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIRS, ALTERATIONS OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. BUYER WAIVES ANY RIGHT IT NOW OR IN THE FUTURE MAY HAVE TO AVOID THE CONVEYANCE OF THE PROPERTY (AND/OR ANY OF THE PARCELS CONSTITUTING THE PROPERTY) BY SELLER TO BUYER AS CONTEMPLATED BY THIS AGREEMENT. BUYER FURTHER AGREES THAT BUYER, ITS SUCCESSORS AND ASSIGNS, WILL NOT, UNDER ANY CIRCUMSTANCES, BRING OR IMPEDE, CROSSCLAIM, COUNTERCLAIM OR OTHERWISE INTERPOSE ANY ACTION, CLAIM OR LAWSUIT AGAINST SELLER, OR ANY SELLER PARTY, OR ANY OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST OR ASSIGNEES, IF SUCH ACTION, CLAIM OR LAWSUIT ARISES OUT OF, OR IS THE RESULT OF, OR IS IN ANY WAY CONNECTED TO THE CONDITION OF THE PROPERTY OR COMPLIANCE WITH ENVIRONMENTAL LAWS OF ANY UNDERGROUND STORAGE TANKS OR

ABOVE-GROUND STORAGE TANKS, OR THE REGISTRATION OR LACK OF REGISTRATION THEREOF, THE PRESENCE OR DISCHARGE OF ANY HAZARDOUS SUBSTANCES ON OR FROM THE PROPERTY (AND/OR THE PARCELS CONSTITUTING THE PROPERTY) OR THE EXPOSURE OF ANY PERSON OR PERSONS TO SUCH HAZARDOUS SUBSTANCES, WHETHER SUCH CLAIM, ACTION OR LAWSUIT ARISES UNDER COMMON LAW OR BY VIRTUE OF ANY LOCAL, STATE OR FEDERAL STATUTE, RULE, ORDINANCE, REGULATION AND/OR THE LIKE, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS.

          (d) THE AGREEMENTS AND PROVISIONS CONTAINED IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

     39. INDEMNIFICATION.

     Buyer, for itself, its officers, directors, partners, shareholders, employees, agents, affiliated companies, partnerships, representatives, successors, and employees does hereby agree to indemnify, defend, save and hold harmless Seller Parties from any and all loss, liability, sanction, order, costs, expenses, damages, claims, actions or causes of actions, penalty, fee judgment, demand or settlement, including without limitation attorneys', paralegals' and consultant fees on direct and appeal, which may be asserted against or recovered from Seller Parties under Environmental Laws in connection with, or which otherwise arise out of or relate to the mandate of any applicable regulatory agency to assess or remediate any contamination on the Property as identified in existing environmental reports and documents (which reports and documents shall be provided by Seller to Buyer on or before February 19, 2007), or any contamination first arising subsequent to the Closing Date. The terms of this provision shall survive Closing and shall remain in effect for a period of three (3) years from and after the Closing Date. Within thirty (30) days of receiving written notice of any potential claim giving rise to any right of indemnity under this paragraph, Seller shall notify Buyer of such potential claim and shall cooperate fully with Buyer to defend any such claim.

     40. NOTICES IN CONNECTION WITH SALE.

     Buyer and Seller acknowledge that in connection with the sale of the Property, which may contain, in certain instances, petroleum underground storage tanks, or may involve previously identified petroleum soil or groundwater impacts, certain notices may be required to be given to the state, county, the applicable local environmental regulatory agency, or other interested persons. Buyer agrees that Seller shall provide such notices as required by law, and Buyer agrees to cooperate with Seller as necessary to assist in providing the such required notices.

          IN WITNESS WHEREOF, the parties hereunder have this day set their hands and seals.

                                        CNL NET LEASE FUNDING 2003, LLC, a
                                        Delaware limited liability company


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                        Name: Curtis B. McWilliams
                                        Title: Manager

                                        CNL NET LEASE FUNDING 2001, LP, a
                                        Delaware limited partnership

                                        By: CNL NET LEASE FUNDING 2001, INC.,
                                            a Delaware corporation, as General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP HOLDING CORP., a Texas corporation


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        REAL ESTATE HOLDINGS III, LLC, a
                                        Delaware limited liability company


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (Katy), L.P., a Texas limited
                                        partnership

                                        By: USRP GP8, LLC, a Texas limited
                                            liability company, its sole General
                                            Partner

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP FUNDING 2001-A, LP, a Delaware
                                        limited partnership

                                        By: USRP (SFGP), LLC as its general
                                            partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (HAWAII), LLC, a Texas limited
                                        liability company

                                        By USRP HOLDING CORP., a Texas
                                           corporation


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (BOB), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (JENNIFER), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (STEVE), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (SARAH), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (Gant 1), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        USRP (Gant 2), LLC, a Texas limited
                                        liability company

                                        By: CNL APF Partners, LP (f/k/a U.S.
                                            Restaurant Properties Operating
                                            L.P.), a Delaware limited
                                            partnership, its Manager

                                        By: CNL APF GP Corp. (f/k/a USRP
                                            Managing, Inc.), a Delaware
                                            corporation, its sole General
                                            Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        NET LEASE FUNDING 2005, LP, a Delaware
                                        limited partnership

                                        By: NET LEASE FUNDING 2005, LLC, a
                                            Delaware limited liability company


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

                                        CNL APF Partners, LP (f/k/a U.S.
                                        Restaurant Properties Operating L.P.), a
                                        Delaware limited partnership

                                        By: CNL APF GP Corp. (f/k/a USRP
                                             Managing, Inc.), a Delaware
                                             corporation, its sole General
                                             Partner


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its President

Executed by Seller on February 5, 2007.

Trustreet Properties, Inc., a Maryland corporation, executes this Agreement below solely for the purpose of agreeing to be bound by the terms of Paragraph 15.

                                        TRUSTREET PROPERTIES, INC.,
                                        a Maryland corporation


                                        By: /s/ Curtis B. McWilliams
                                            ------------------------------------
                                            As its

Attest:                                 GETTY PROPERTIES CORP., Buyer


By: /s/ Andrew M. Smith                 By: /s/ Leo Liebowitz
    ---------------------------------       ------------------------------------
    Andrew M. Smith, its President          Leo Liebowitz, its Chairman And
    And Secretary                           Chief Executive Officer

                (SEAL)

           [CORPORATE SEAL]

Executed by Seller on February 6, 2007.

                                  EXHIBIT LIST

EXHIBIT A List of Parcels, with Kickout Value and addresses

EXHIBIT B Form of Tenant Estoppel

EXHIBIT C Confidentiality Agreement

                                   EXHIBIT A

               LIST OF PARCELS, WITH KICKOUT VALUES AND ADDRESSES



                                                                                                                  Baseline
                                                                                                         Kickout  Value
Asset Portfolio    Owning Entity      Tenant                      Address             City        State  Value    Variance Ownership
------------------------------------------------------------------------------------------------------------------------------------
4590  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    85-830 Farrington Hwy   Walanae       HI  [***]           - Fee
4593  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    47-515 Kamehameha Hwy   Kaneche       HI  [***]           - Fee
4598  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    66-632 Kamehameha Hwy   Halewa        HI  [***]           - Fee
4595  1 USRP (Bob), LLC        Aloha Petroleum, Ltd (03050)    1010 N. King Street     Honolulu      HI  [***]             Fee
4585  1 USRP (Bob), LLC        Aloha Petroleum, Ltd (03050)    3203 Monsarrat Ave      Honolulu      HI  [***]           - Fee
4587  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    2314 N. School St       Honolulu      HI  [***]           - Fee
4591  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    87-1942 Farrington Hwy  Walanae       HI  [***]           - Fee
4592  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    46-004 Kamehameha Hwy   Kaneche       HI  [***]           - Fee
4596  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    215 Vineyard Blvd.      Honolulu      HI  [***]           - Fee
4604  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    2025 Kalakaua Ave.      Honolulu      HI  [***]  (2,612,421)Fee
4599  1 USRP (Hawaii), LLC     Aloha Petroleum, Ltd (03050)    94-780 Farrington Hwy   Waipahu       HI  [***]           - Fee
4584  1 USRP (Jennifer), LLC   Aloha Petroleum, Ltd (03050)    87-720 Farrington Hwy   Walanae       HI  [***]           - Leasehold
4588  1 USRP (Jennifer), LLC   Aloha Petroleum, Ltd (03050)    3001 E. Manoa Rd        Honolulu      HI  [***]           - Leasehold
4602  1 USRP (Jennifer), LLC   Aloha Petroleum, Ltd (03050)    1602 Nuuanu Ave.        Honolulu      HI  [***]           - Leasehold
4586  1 USRP (Sarah), LLC      Aloha Petroleum, Ltd (03050)    92-577 Makakilo Dr      Kapolei       HI  [***]           - Leasehold
4597  1 USRP (Sarah), LLC      Aloha Petroleum, Ltd (03050)    92-264 Farrington Hwy   Waipahu       HI  [***]           - Leasehold
4594  1 USRP (Steve), LLC      Aloha Petroleum, Ltd (03050)    2028 Wilder Ave         Honolulu      HI  [***]           - Leasehold
4600  1 USRP (Steve), LLC      Aloha Petroleum, Ltd (03050)    150 N. Kamenhameha Hwy  Wahiawa       HI  [***]           - Leasehold
4645  2 USRP Holding Corp      7-Eleven, Inc. (02890)          903 Ventura St          Filmore       CA  [***]    (863,210)Fee
4647  2 CNL APF Partners LP    Body Beautiful Car Wash,        690 El Cajon Blvd       El Cajon      CA  [***]  (1,323,210)Fee
                               Inc. (02638)
4648  2 USRP Funding 2001-A,   Body Beautiful Car Wash,        13236 Poway Rd          Poway         CA  [***]      40,047 Leasehold
        LP                     Inc. (02638)
4613  2 CNL APF Partners LP    Chevron USA, Inc. (02739)       17055 Lakewood Blvd     Bellflower    CA  [***]     111,790 Fee
4434  2 CNL APF Partners LP    G & M Oil Company, LLC (02761   1110 W. Gladstone St    San Dimas     CA  [***]  (1,009,779)Fee
4469  2 Real Estate Holdings   B & B Franchise, Inc.           15933 Main Street       Hesperia      CA  [***]     196,555 Fee
        III, LLC
4520  2 USRP (Katy), LP        Raul M. Nolasco & Yolanda       8471 Walker St          La Palma      CA  [***]     365,221 Fee
                               Huerta (02950)
1618  2 CNL Net Lease Funding  Jack in The Box, Inc. (00257)   6001 Goodyear Road      Benicia       CA  [***]     706,790 Fee
        2001, LP
1619  2 CNL Net Lease Funding  Jack in The Box, Inc. (00257)   46651 Dillon Road       Coachella     CA  [***]     587,085 Fee
        2001, LP
4510  3 CNL APF Partners LP    Tim Williams (02699)            901 S. Bell Blvd        Cedar Park    TX  [***]    (153,406)Fee
4468  3 CNL APF Partners LP    Fuel Supply, Inc. (02663) &     300 E. Corporate Dr     Lewisville    TX  [***]    (703,210)Fee
                               Frontier Petro, LLC (0270
4557  3 CNL APF Partners LP    Two Pillars Investments, Inc.   5800 Davis Blvd.        N. Richard    TX  [***]    (225,783)Fee
                               (03198)                                                 Hills
4554  3 CNL APF Partners LP    Prapti, Inc. (02723)            3501 Harwood Rd.        Bedford       TX  [***]    (603,602)Fee
4556  3 CNL APF Partners LP    Super Five, Inc. (02969)        318 West Main St.       Midlothian    TX  [***]     270,319 Fee
4555  3 USRP Holding Corp      Hooshang Raoof (02702)          1731 E. Division St     Arlington     TX  [***]    (443,406)Fee
4444  3 Net Lease Funding      Renil Radhakrishnan (02670) &   103 N. Main             Keller        TX  [***]      77,845 Fee
        2005, LP               Jack in the Box Eastern
4522  3 USRP (Katy), LP        Ellington Khader, Inc. (02762)  11911 Old Galveston     Houston       TX  [***]     518,803 Fee
                               & Jack in the Box Eastern       Rd.
4473  3 Net Lease Funding      Choice Food Mart, Inc. (02717)  307 East Fm 2410        Harker        TX  [***]     206,043 Fee
        2005, LP               & Jack in the Box Eastern                               Heights
4351  3 Net Lease Funding      Jack in the Box Eastern         10683 Huebner Rd.       San Antonio   TX  [***]     (78,210)Fee
        2005, LP               Division LP (01040)             Suite 102
4494  3 CNL APF Partners LP    Renil Radhakrishnan (02670) &   100 S. New Rd           Waco          TX  [***]   1,356,823 Fee
                               Jack in the Box Eastern
4709  3 Net Lease Funding      Northwest Petroleum, Inc.       13201 FM (Ranch Road)   Austin        TX  [***]     589,066 Fee
        2005, LP               (02627) & Jack in the Box       620 N
                               Easter
4235  3 Net Lease Funding      Renil Radhakrishnan (02670) &   5301 North Beach        Ft. Worth     TX  [***]     203,353 Fee
        2005, LP               Jack in the Box Eastern         Street
4509  3 CNL APF Partners LP    Manchav S. Jadhav (02673)       5301 N. Lamar Blvd.     Austin        TX  [***]     (24,053)Fee
4652  3 Net Lease Funding      M/121 LP (02642)                5745 Highway 121        The Colony    TX  [***]   1,146,790 Fee
        2005, LP
4462  3 CNL APF Partners LP    Northwest Petroleum, Inc.       1600 Wells Branch       Austin        TX  [***]     611,617 Fee

[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 as amended.

                                                                                                                  Baseline
                                                                                                         Kickout  Value
Asset Portfolio   Owning Entity        Tenant                     Address             City        State  Value    Variance Ownership
------------------------------------------------------------------------------------------------------------------------------------
4545  3 CNL APF Partners LP    Northwest Petroleum, Inc.       2201 th-35 South        San Marcos    TX  [***]     261,104 Fee
4474  3 CNL APF Partners LP    CEFCO Convenience Stores        12310 NW H K Dodgen     Temple        TX  [***]      91,888 Fee
                               (02660) & CTW LLC (02           Loop
4627  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    120 S. Linville Rd      Kemersville   NC  [***]     188,029 Fee
                               00-North Carolina, LLC
4628  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    3100 Old Hollow Rd      Walkertown    NC  [***]     369,466 Fee
                               00-North Carolina, LLC
4630  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    4206 Reidsville Rd      Winston       NC  [***]     347,840 Fee
                               00-North Carolina, LLC                                  Salem
4631  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    722 Highway St.         Madison       NC  [***]     105,533 Fee
                               00-North Carolina, LLC
4632  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    305 E. Mountain St.     Kernersville  NC  [***]     (91,089)Fee
                               00-North Carolina, LLC
4634  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    4325 Old Rural          Winston       NC  [***]       6,790 Fee
                               00-North Carolina, LLC          Half Rd                 Salem
4618  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    1400 Heartland Dr.      Kernersville  NC  [***]    (188,124)Fee
                               00-North Carolina, LLC
4637  4 USRP (Gant 1), LLC     Exprezill Convenience Stores    1002 US Highway         New Bern      NC  [***]      89,620 Fee
                               00-North Carolina, LLC          70 E
4625  4 Lease Funding 2005 LP  Exprezill Convenience Stores    1102 S.                 Asheboro      NC  [***]    (309,415)Fee
                               00-North Carolina, LLC          Fayettesville St.
4629  4 Lease Funding 2005 LP  Exprezill Convenience Stores    2450 E US Hwy 64        Lexington     NC  [***]    (277,142)Fee
                               00-North Carolina, LLC
4638  4 Lease Funding 2005 LP  Exprezill Convenience Stores    634 S. Main             Walnut Cove   NC  [***]     410,959 Fee
                               00-North Carolina, LLC
3932  5 CNL Net Lease Funding  Kum & Go, LC (02917)            4810 East Highland      Jonesboro     AR  [***]     136,970 Fee
        2003, LLC                                              Drive
4484  5 CNL APF Partners, LP   Abdalla Ibrahem (02686)         10616 Lincoln Trail     Fairview      IL  [***]      27,966 Fee
                                                                                       Heights
4485  5 CNL APF Partners, LP   King's Food Market of Illinois  220 W. Macarthur Dr     Cottage       IL  [***]    (206,445)Fee
                               (02907)                                                 Hills
4564  5 USRP Funding 2001-A,   Carroll Convenience Stores LLC  2207 N. Howard          Baltimore     MD  [***]     633,229 Leasehold
        LP                     (02630)                         Street
4565  5 USRP Funding 2001-A,   Carroll Convenience Stores LLC  8300 Baltimore          Ellicott      MD  [***]     713,021 Leasehold
        LP                     (02630)                         National Pike           City
4563  5 CNL APF Partners LP    2 Bam (83000 Master)            750 E 25th Street       Baltimore     MD  [***]     506,790 Fee
4478  5 CNL APF Partners LP    Yousif Husein (02679)           8341 Olive Street       University    MO  [***]     (35,000)Leasehold
                                                               Rd                      City
4344  5 CNL APF Partners LP    Superpumper, Inc. (02584)       Hwy 85 & Interstate     Belfeld       ND  [***]    (291,837)Fee
                                                               94
4460  5 CNL APF Partners LP    Volume, Inc. (02616)            Queen City Mobil        Hooksett      NH  [***]    (718,210)Fee
4608  5 USRP Funding 2001-A,   Volume, Inc. (02616)            24 Allenstown Rd        Allenstown    NH  [***]    (618,210)Fee
        LP
4649  5 USRP Funding 2001-A,   Volume, Inc. (02616)            4 Technology Drive      Bedford       NH  [***]     (84,015)Fee
        LP

[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 as amended.

                                    EXHIBIT B

                           TENANT ESTOPPEL CERTIFICATE

     The undersigned, having the power and authority to do so on behalf of ___________________ ("TENANT"), this ___________________ day of
___________________, 2007, with the understanding that Getty Properties Corp., a Delaware corporation, and its successors and assigns ("BUYER") will rely upon Tenant's agreements and representations made in this Tenant Estoppel Certificate ("CERTIFICATE"), hereby certifies, represents, warrants and agrees as follows:

     1. Tenant is the tenant under that certain lease dated ___________________ ___________________, ___________________, ("LEASE") by and between Tenant and
___________________ ("LANDLORD"), a copy of which is attached hereto as EXHIBIT "A", concerning Tenant's occupancy of the real property known as ___________________, ___________________, ___________________ and legally described in the Lease, together with all buildings, structures, improvements and fixtures now or hereafter located thereon, and together with all easements and other rights appurtenant thereto. ___________________ (collectively, the "PREMISES"). The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in existence and in full force and effect without modification, addition, extension or renewal as of the date hereof, and the Premises have not been subleased except as set forth in the attached documents.

     2. Tenant is in possession of the Premises and all work required to be completed pursuant to the Lease has been satisfactorily completed; and all conditions precedent to Tenant's obligations under the Lease have been satisfied. There is no other work to be performed by Landlord as of the date of this Certificate.

     3. The current term of the Lease commenced on ___________ _______, ______, ___________________, and will expire on ___________________ ___________________,
20__. Tenant has no right to renew or extend the Lease term except pursuant to Section ___________________ of the Lease.

     4. The current annual base or fixed rent payable by Tenant under the Lease is $___________________. Tenant has no agreement with Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental concession, except as set forth in the attached documents.

     5. The current annual amount for all other monetary amounts (other than annual base or fixed rent) payable by Tenant under the Lease collectively is $___________________. Tenant has no agreement with Landlord concerning any offsets, concessions, abatement or rebating with respect to such monetary amounts, except as set forth in the attached documents.

     6. Tenant has delivered a security deposit to Landlord in the amount of $___________________.

     7. Tenant has no rights of first refusal, rights of first offer or other rights to expand or purchase the Premises, except as set forth in Section ___________________ of the Lease.

     8. As of the date of this Certificate: (a) neither Tenant nor Landlord is in monetary or other material default under any of the terms of the Lease; (b) all obligations and conditions under the Lease to be performed to date by Landlord have been satisfied; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Landlord under the Lease; (d) all allowances to be paid to Tenant have been paid, and there is no construction completed, ongoing, or planned for which Landlord is obligated to reimburse Tenant; and (e) Tenant has no current defenses or claims against Landlord or rights of offset against any rents payable to Landlord under the Lease or otherwise.

     9. Tenant has not assigned the Lease nor sublet, licensed, mortgaged or otherwise encumbered all or any portion of the Premises, except as set forth in the attached documents.

     10. Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law including, without limitation, laws pertaining to environmental matters and any environmental contamination at the Premises.

     Tenant acknowledges that Buyer will rely upon the matters set forth herein in acquiring the Premises. This Certificate shall inure to the benefit of, and may be relied upon by, Buyer and Landlord, their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered this _________ day of ___________________, 2007.

                                         TENANT:


                                         ---------------------------------------


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Its:
                                              ----------------------------------

                          LANDLORD ESTOPPEL CERTIFICATE
                                 (GROUND LEASE)

     The undersigned, having the power and authority to do so on behalf of ______________________________ ("LANDLORD"), this _______________ day of _________________, 2007, with the understanding that Getty Properties Corp., a Delaware corporation, and its successors and assigns ("Buyer") will rely upon Landlord's agreements and representations made in this Landlord Estoppel Certificate ("CERTIFICATE"), hereby certifies, represents, warrants and agrees as follows:

     1. Landlord is the landlord under that certain ground lease dated _________ _________________________________________,________, ("LEASE") by and between
Landlord and ___________________________________________ ("TENANT"), a copy of which is attached hereto as EXHIBIT "A", concerning Tenant's occupancy of the real property known as ____________________________,_____________________,______
_________________ and legally described in the Lease (the "LAND"), together with all easements and other rights appurtenant thereto _____________________________ (collectively, the "PREMISES"). The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in existence and in full force and effect without modification, addition, extension or renewal as of the date hereof, and the Premises have not been sold, transferred or subleased except as set forth in the attached documents.

     2. Landlord is the sole fee simple title owner of the Land.

     3. Tenant is in possession of the Premises and all work required to be completed pursuant to the Lease has been satisfactorily completed; and all conditions precedent to Tenant's obligations under the Lease have been satisfied. There is no other work to be performed by either Landlord or Tenant as of the date of this Certificate.

     4. The current term of the Lease commenced on _____________________________ ________________________,________, and will expire on _______________________,
20______. Tenant has no right to renew or extend the Lease term except pursuant to Section _________ of the Lease.

     5. The current annual base or fixed rent payable by Tenant under the Lease is $_____________. Landlord has no agreement with Tenant concerning free rent, partial rent, rebate of rental payments or any other type of rental concession, except as set forth in the attached documents.

     6. The current annual amount for all other monetary amounts (other than annual base or fixed rent) payable by Tenant under the Lease collectively is $_____________. Landlord has no agreement with Tenant concerning any offsets, concessions, abatement or rebating with respect to such monetary amounts, except as set forth in the attached documents.

     7. Tenant has delivered a security deposit to Landlord in the amount of $_____________.

     8. Tenant has no rights of first refusal, rights of first offer or other rights to expand or purchase the Premises, except as set forth in Section __ of the Lease.

     9. As of the date of this Certificate: (a) neither Landlord nor Tenant is in monetary or other material default under any of the terms of the Lease; (b) all obligations and conditions under the Lease to be performed to date by Tenant have been satisfied; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Tenant under the Lease; (d) all allowances to be paid to Tenant have been paid, and there is no construction completed, ongoing, or planned for which Tenant is obligated to reimburse Landlord; and (e) Landlord has no current defenses or claims against Tenant under the Lease or otherwise.

     10. Landlord has not assigned the Lease nor sold, transferred, sublet, licensed, mortgaged or otherwise encumbered all or any portion of the Premises, except as set forth in the attached documents.

     11. Landlord has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law including, without limitation, laws pertaining to environmental matters and any environmental contamination at the Premises.

     12. Landlord hereby consents, to the extent required by the terms of the Lease, to the transfer and assignment of the Lease from Tenant to the Buyer and hereby agrees to promptly execute such other documents as may be reasonably required by Tenant or the Buyer to further evidence such consent.

     Landlord acknowledges that Buyer will rely upon the matters set forth herein in acquiring the Premises. This Certificate shall inure to the benefit of, and may be relied upon by, Buyer and Tenant, their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered this _______ day of _____________________, 2007.

                                        LANDLORD:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT

     THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of the _____ day of February, 2006, by and between TRUSTREET PROPERTIES, INC., a Maryland corporation ("TSY"), and GETTY REALTY CORP, a MARYLAND CORPORATION, its subsidiaries, and their respective agents, representatives, officers, directors, employees, advisors, counsel, affiliates and contractors (collectively, the "Company").

                                   WITNESSETH

     WHEREAS, TSY intends to disclose (or cause one or more of its subsidiaries to disclose) certain confidential information which is not readily available to the general public (as defined hereinafter and referred to as "Confidential Information") to the Company with respect to the potential purchase of certain real property and improvements thereon, as described on Exhibit "A" attached hereto (the "Transaction"); and

     WHEREAS, without the execution of this Agreement, TSY would not disclose the Confidential Information to the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The recitals hereinabove set forth are acknowledged by the parties to be true and correct and are incorporated herein by reference.

     2. Definition of Confidential Information.

          (a) "Confidential Information" shall mean all information (in written, oral or electronic form) including information with respect to TSY and TSY's subsidiaries and affiliates, that is disclosed by (or at the direction of) TSY to the Company and that is designated by TSY as being confidential, or should have been reasonably understood by the Company to be confidential.

          (b) Confidential Information shall include, without limitation, leases, title policies and exceptions, rent payment history, surveys, environmental reports, tenant financial information and analyses, rent payment information, property management histories, valuations, records, files, memoranda, reports, drawings, plans, or other information. In addition, the existence and terms of this Agreement, and the fact and substance of all discussions or correspondence relating to this Agreement or the Transaction, including the identification by name or identifiable description of the parties, shall be deemed Confidential Information and shall not be disclosed without the prior written consent of TSY.

          (c) Confidential Information shall not include information that: (a) is or becomes public domain through no action on the part of the Company, (b) is lawfully obtained from any source other than TSY, without an obligation to keep it confidential; (c) is previously known to the Company without an obligation to keep it confidential, as can be substantiated by written records; (d) is expressly released in writing from the obligations of confidentiality imposed by this Agreement by TSY; (e) is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that the Company shall first have given prior written notice to TSY and made a reasonable effort to obtain a protective order requiring that the Confidential Information not be disclosed; and further provided that the Company shall use reasonable efforts to minimize such disclosure and to obtain an assurance that the recipient shall accord confidential treatment to the Confidential Information; or (f) is independently developed by the Company without the use of the Confidential Information. Any party asserting that information is not Confidential Information by virtue of any of (a) through (f) hereof shall have the burden of proof on such issue.

     3. Review of Confidential Information. TSY shall provide (or cause one or more of its affiliates to provide) the Confidential Information to the Company at such time and in such manner as may be mutually determined by TSY and the Company. Confidential Information shall only be provided by TSY to those employees and representatives of the Company specified by the Company.

     4. Disclosure of Confidential Information. In consideration of the disclosure of Confidential Information by TSY, the Company shall:

          (a) use the Confidential Information received solely in connection with and for the furtherance of the Transaction, and not for any other purpose whatsoever without the prior express written consent of TSY, and shall limit access to such Confidential Information solely to its employees and consultants with a need to know for such purpose, and shall advise such employees and consultants of their confidentiality obligations hereunder; and

          (b) be liable for the breach of this Agreement by any of its agents or representatives; and

          (c) take strict precautions to maintain the confidentiality of the Confidential Information received, and shall take appropriate action, by instruction, agreement or otherwise with any person permitted access to the Confidential Information received, to ensure that the Company will be able to satisfy its obligations under this Agreement; and

     (d) refrain from copying or disclosing the Confidential Information received, except as expressly permitted in this Agreement; and

     (e) within ten (10) days of a written request by TSY, promptly destroy and certify to TSY as destroyed, or return any and all copies on any media containing, such Confidential Information, except such copies as Company's counsel advises must be retained by the Company.

     5. Remedies. Unauthorized disclosure or use of Confidential Information may give rise to irreparable injury, which may not be adequately compensated by damages. In the event of a breach or threatened breach of this Agreement, TSY shall be entitled to a preliminary injunction and a temporary restraining order restraining the Company from using or disclosing the Confidential Information or such other equitable relief as may be necessary to protect the interests of TSY. Such remedy shall be additional to and not a limitation upon any other remedy which may otherwise be legally available to TSY, including but not limited to a remedy for actual damages occasioned by the breach of the terms of this Agreement (which damages shall include costs, expenses and reasonable attorneys' fees).

     6. Relationship of Parties. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed, or under any trademark, patent, trade secret, copyright, or any other intellectual property right of TSY, TSY's affiliates. Except for the obligations of use and confidentiality imposed herein, no obligation of any kind is assumed or implied against either party by virtue of the parties' meetings or conversations with respect to the subject matter stated above or with respect to whatever Confidential Information is exchanged. Each party further acknowledges that this Agreement and any meetings and communications of the parties relating to the same subject matter, including the exchange of Confidential Information, shall not: (a) constitute an offer, request, or contract with the other to engage in any other work; (b) constitute an offer, request or contract involving a buyer seller relationship, venture, teaming or partnership relationship between the parties; or (c) impair or restrict either party's right to contractual agreements with others, or which are the subject matter of this Agreement, so long as that party's obligations of confidentiality under this Agreement are not breached.

     7. Costs. The parties expressly agree that any money, expenses or losses expended or incurred by each party in preparation of this Agreement shall be at each party's sole cost and expense.

     8. Disclaimer. TSY makes no representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and expressly disclaims any and all responsibility and liability for all conclusions derived from the Confidential Information.

     9. Restrictions on Sale of Securities. The Company is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representations regarding the subject matter hereof. No amendment, modification or waiver of any paragraphs or provisions of this Agreement shall be valid unless undertaken in conformity with this Agreement and unless in writing and signed by all parties hereto.

     11. Attorneys' Fees. In the event of a dispute with reference to this Agreement, the prevailing party shall be entitled to attorneys' fees and costs incurred in resolving such dispute at all levels, including appeals.

     12. Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Florida, United States of America, without regard to principles of conflict of law and irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country.

     13. Venue/Jurisdiction. In the event of the institution of any such action, suit or proceeding, each of the parties hereto hereby consents to the exclusive jurisdiction and venue of the courts of the State of Florida located in Orange County, Florida and the United States District Court in and for the Middle District of Florida with respect to any matter relating to this Agreement and the performance of the parties' obligations hereunder and each of the parties hereto hereby further consents to the personal jurisdiction of such courts. Any action, suit or proceeding brought by or on behalf of any of the parties hereto relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties hereby agree that service of process may be made in any manner permitted by the rules of such courts and the laws of the State of Florida. Each party further agrees that the exclusive choice of forum set forth in this paragraph does not prohibit the enforcement of any judgment obtained in that forum or any other appropriate forum.

     14. No Implied Waivers. The failure of any party to require the performance by any other party to any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver of any party of a breach of any provision hereof shall not constitute a waiver of any subsequent breach of the same or any other provision, nor shall it constitute a waiver of the provision itself.

     15. Authorization. The parties signing this Agreement represent that they have the full authority to do so.

     16. Binding Effect. This Agreement, and any amendments hereto made in accordance herewith, shall be binding upon the parties hereto, their legal representatives, assignees and creditors and all other persons with notice or knowledge of this Agreement, whether such notice is constructive or actual.

     17. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original instrument, but all such counterparts together will constitute but one and the same agreement.

     18. Severability. If any paragraph or provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions hereof, all of which paragraphs and provisions and portions thereof are hereby declared severable.

     19. Facsimile Execution. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     The parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first hereinabove written.

                                        TRUSTREET PROPERTIES, INC.,
                                        a Maryland corporation


                                        By: /s/ T. GLENN KINDRED
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GETTY REALTY CORP


                                        By: /s/ KEVIN SHEA
                                            ------------------------------------
                                        Name: KEVIN SHEA
                                        Title: EXECUTIVE VICE PRESIDENT